UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

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Genesco Inc.

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Notice of Annual Meeting of Shareholders

The annual meeting of shareholders of Genesco Inc. (the “Company”) will be held in virtual format, on Thursday, June 25, 2020, at 10:00 a.m. Central Time. The meeting will be conducted via a live webcast at www.meetingcenter.io/271553396, where you will be able to vote electronically and submit questions during the meeting.

The agenda will include the following items:

1.	a proposal to elect seven directors;

2.	a non-binding, advisory vote on the Company’s named executive officers’ compensation;

3.	a proposal to approve the Genesco Inc. 2020 Equity Incentive Plan;

4.	a proposal to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm to the Company for the current fiscal year; and

5.	any other business that properly comes before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on April 27, 2020, are entitled to receive this notice and vote at the meeting and any adjournment or postponement thereof.

By order of the board of directors,

Scott E. Becker

Secretary

May 15, 2020

IMPORTANT

It is important that your shares be represented at the meeting. Please vote by telephone or over the internet or sign, date and return the enclosed proxy card or voting instruction card promptly so that your shares will be voted. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience. Please do not return the enclosed proxy card or voting instruction card if you are voting by telephone or over the internet.

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

JUNE 25, 2020

The board of directors of Genesco Inc. (“Genesco” or the “Company”) is soliciting proxies to be voted at the 2020 annual meeting of shareholders. The meeting will be held in virtual format at 10:00 a.m. Central Time, on Thursday, June 25, 2020. The notice that accompanies this proxy statement describes the items on the meeting agenda.

We are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments have imposed as they relate to the current, ongoing COVID-19 pandemic. Therefore, the meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by a live webcast at www.meetingcenter.io/271553396, where you will be able to vote electronically and submit questions during the meeting. No physical meeting will be held. You are entitled to participate in the meeting only if you were a shareholder of the Company as of the close of business on April 27, 2020, or if you hold a valid proxy for the meeting.

To participate in the meeting, you will need to review the information included on your Internet Notice (defined below), on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is GCO2020. You will also need access to your username which is the 15-digit control number located in the shaded bar on the Internet Notice or the proxy card.

The online meeting will begin promptly at 10:00 a.m., Central Time. We encourage you to access the meeting prior to the start time leaving ample time for the check-in process. Please follow the following registration instructions to access the meeting.

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the meeting virtually on the Internet. Please follow the instructions on the Internet Notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the meeting virtually on the Internet.

To register to attend the meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Genesco holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Time, on June 19, 2020.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By mail

Computershare

Genesco Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

The Company will pay the cost of the proxy solicitation. The Company has retained Georgeson LLC to assist in the proxy solicitation. Proxies may be solicited by mail, in person, by telephone, and via the internet. It will pay Georgeson a proxy solicitation fee of $13,500, plus $6.00 per completed telephone call to shareholders in the event that active solicitation is required, and reimburse its expenses. Directors, officers and other employees of the Company may also solicit proxies personally, by mail, telephone, email or other electronic means, but will receive no extra compensation for any solicitation activities. The Company will request brokers, nominees, fiduciaries and other custodians to forward soliciting material to the beneficial owners of shares and will reimburse the expenses they incur in doing so.

All valid proxies will be voted as the board of directors unanimously recommends (i.e., FOR the election of each of the seven directors listed in this proxy statement, FOR the non-binding, advisory vote on the Company’s named executive officers’ compensation, FOR the proposal to approve the Genesco Inc. 2020 Equity Incentive Plan and FOR the proposal to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm to the Company for the current fiscal year), unless otherwise specified. A shareholder may revoke a proxy before the proxy is voted at the annual meeting by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy, by casting a new vote by telephone or the internet or by attending the virtual annual meeting and voting the shares the proxy represents at the meeting.

The board of directors does not know of any matter that will be considered at the annual meeting other than those matters described in the accompanying notice. If any other matter properly comes before the meeting, persons named as proxies will use their best judgment to decide how to vote with respect to such matters.

These proxy materials were first mailed to certain shareholders on or about May 15, 2020. Additionally, pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to our proxy materials and annual report over the Internet. Accordingly, on or about May 15, 2020, we sent to our shareholders of record a notice of Internet availability of the proxy materials (“Internet Notice”) instead of sending a paper copy of the proxy materials and annual report. All shareholders receiving the Internet Notice will have the ability to access the proxy materials and annual report on a website referenced in the Internet Notice and vote online or to request a printed set of the proxy materials and annual report. Instructions on how to access the proxy materials and annual report over the Internet or to request a printed copy may be found in the Internet Notice and in this proxy statement. In addition, the Internet Notice contains instructions on how you may request to receive our proxy materials and annual report in printed form by mail or electronically on an ongoing basis.

The proxy statement for the annual meeting and the annual report for the fiscal year ended February 1, 2020 are available at www.envisionreports.com/GCOB, which does not have “cookies” that identify visitors to the site.

VOTING SECURITIES

The holders of the Company’s Employees’ Subordinated Convertible Preferred Stock and the common stock will vote together as a single group at the annual meeting.

April 27, 2020 was the record date for determining who is entitled to receive notice of and to vote at the annual meeting. On that date, the number of voting shares outstanding and the number of votes entitled to be cast were as follows:

Class of Stock	No. of Shares	Votes per Share	Total Votes
Employees’ Subordinated Convertible Preferred Stock	34,425	1	34,425
Common Stock	14,682,838	1	14,682,838

A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented at the meeting, it is considered present for quorum purposes for the rest of the meeting. For the election of directors, you may vote FOR each of the nominees to the board of directors, or you may WITHHOLD authority with respect to all nominees or one or more nominees. For all other proposals, you may vote FOR or AGAINST each proposal or abstain from voting on the proposal. Abstentions and shares represented at the meeting, but not voted on a particular matter due to a broker’s lack of discretionary voting power (“broker non-votes”), will be counted for quorum purposes but not as votes cast FOR or AGAINST a matter. Accordingly, for all proposals other than the proposal to approve the Genesco Inc. 2020 Equity Incentive Plan, neither abstentions nor broker non-votes will have any legal effect on whether a proposal is approved. Additionally, WITHHOLD votes will have no effect on the outcome of the election of directors. Under applicable New York Stock Exchange (“NYSE”) rules, abstentions will be treated as votes cast on the proposal to approve the Genesco Inc. 2020 Equity Incentive Plan, broker non-votes will have no effect on the proposal to approve the plan, and abstentions will have the same effect as a vote AGAINST such proposal. The ratification of the independent registered public accounting firm is a routine matter as to which, under applicable NYSE rules, a broker will have discretionary authority to vote if instructions are not received from the client at least 10 days prior to the annual meeting. The proposals regarding the election of directors, the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers and the approval of the Genesco Inc. 2020 Equity Incentive Plan, in each case, as disclosed in this proxy statement, are considered non-routine under the rules of the NYSE and failure to instruct your broker on how to vote on these matters will result in a broker non-vote. Therefore, it is very important that you instruct your broker how you wish your shares to be voted on these matters.

Each of the director nominees must receive affirmative votes from a plurality of the votes cast to be elected. The proposals to approve the Genesco Inc. 2020 Equity Incentive Plan and to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm to the Company will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST. The executive compensation of the Company’s named executive officers will be deemed approved if the votes cast FOR the proposal exceed the votes cast AGAINST; however, this is an advisory vote and is not binding on the board of directors.

PROPOSAL 1

ELECTION OF DIRECTORS

The board currently has nine directors. Seven directors are to be elected at the meeting. They will hold office until the next annual meeting of shareholders and until their successors are elected and qualified. A plurality of the votes cast by the shares entitled to vote in the election is required to elect a director. All the nominees are presently serving as directors, and all have agreed to serve if elected. All directors have been previously elected by the Company’s shareholders except for Ms. Vaughn. James W. Bradford, a director since 2005, intends to retire as a director effective as of the annual meeting and will not stand for re-election. Mr. Dennis, the Company’s former chief executive officer, is also not standing for re-election. Therefore, the size of the board of directors following the annual meeting will be reduced to seven. The shares represented by valid proxies will be voted FOR the election of the following nominees, unless the proxies specify otherwise. If any nominee becomes unable or unwilling to serve prior to the annual meeting, the board of directors may reduce the number of directors comprising the board, as permitted by the Company’s Amended and Restated Bylaws (the “Bylaws”), or the proxies will be voted for a substitute nominee recommended by the board of directors.

The board of directors unanimously recommends that the shareholders vote FOR all of the director nominees.

Information Concerning Nominees

All the Company’s directors have demonstrated business acumen, the ability to exercise sound business judgment, and a commitment to serve the Company as directors. They also bring a variety of professional backgrounds and leadership experience that contribute to the effectiveness of the board in fulfilling its responsibilities to the Company. Set forth below is biographical information about each director and a discussion of factors in his or her experience that the board views as supporting his or her continued service on the board.

JOANNA BARSH, 67, Director Emeritus, McKinsey & Company; Independent Consultant. Ms. Barsh joined Genesco’s board in 2013. She became a director emeritus of McKinsey & Company, a global management consulting firm, in March 2013, after more than 30 years with that firm, where she had been a senior partner since 1994. She is the author of several books. The board believes that Ms. Barsh’s expertise gained through more than three decades of helping management teams and boards identify market opportunities and chart and implement strategies provides valuable insight to Genesco’s board and management.

MATTHEW C. DIAMOND, 51, Former Chief Executive Officer, Defy Media, LLC. Mr. Diamond co-founded Alloy, Inc. in 1996, a privately-held marketing and media company focusing on the youth demographic through television, film, and digital media, which merged with Break Media in October 2013 to form Defy Media. He served as chief executive officer of Defy Media, LLC from October 2013 until November 2018. Mr. Diamond was a director of Alloy since its founding, and was named its chairman and chief executive officer in 1999. He has been a director of Genesco since 2001. The board considers Mr. Diamond’s experience in marketing to be a key demographic of the Company’s Journeys business, his knowledge of digital media and direct marketing, and his senior management experience to be important contributors to the effectiveness of Genesco’s board.

MARTY G. DICKENS, 72, Retired President, AT&T-Tennessee. Mr. Dickens, who joined Genesco’s board in 2003, retired from AT&T-Tennessee in 2007, after serving as its president for nine years. He held a number of positions with BellSouth/AT&T Corp. and its predecessors and affiliates since 1999, following more than six years as an executive vice president with BellSouth International. Mr. Dickens is also lead director of Pinnacle Financial

Partners, Inc., a publicly-traded bank holding company, chairman of the board of Harpeth Companies, a privately-held investment banking, consulting, and ventures company, and a director of a number of charitable and community organizations. The board believes that Mr. Dickens’ experience in various positions with BellSouth and AT&T, including his international experience, and his extensive involvement in the Company’s headquarters community, Nashville, Tennessee, are beneficial to the board and to the Company.

THURGOOD MARSHALL, JR., 63, Retired Partner, Morgan, Lewis & Bockius LLP. Mr. Marshall, who joined Genesco’s board in 2012, was a partner in the Washington, D.C. office of the law firm of Morgan, Lewis & Bockius LLP until his retirement in September 2019. He also serves on the board of CoreCivic Inc., a publicly-traded, full-service corrections management and real estate solutions provider. He is a former board member of the Ethics Compliance and Certification Institute, and the Ford Foundation. Mr. Marshall’s professional background includes service in all three branches of the federal government and in the private sector. Prior to joining a predecessor of Morgan, Lewis & Bockius LLP as a partner in 2001, he served in roles including Assistant to the President and Cabinet Secretary from 1997 to 2001, co-chair of the White House Olympic Task Force in connection with the 2002 Winter Olympics, director of legislative affairs and deputy counsel to the Vice President, and counsel to the Senate Judiciary Committee, the Committee on Commerce, Science & Transportation, and the Governmental Affairs Committee. The board believes that Mr. Marshall’s extensive experience in government service and his expertise in corporate governance and oversight gained through service as a director in for-profit, non-profit, and public sectors, bring unique and valuable perspective to Genesco.

KATHLEEN MASON, 71, Former President and Chief Executive Officer, Tuesday Morning Corporation. Ms. Mason, who joined Genesco’s board in 1996, served as president and chief executive officer of Tuesday Morning Corporation, an operator of first-quality discount and closeout home furnishing and gift stores, from 2000 until June 2012. She was president and chief merchandising officer of Filene’s Basement, Inc. in 1999. She was president of the HomeGoods division of The TJX Companies, Inc., an apparel and home fashion retailer, from 1997 to 1999. She was employed by Cherry & Webb, a women’s apparel specialty chain, from 1987 until 1992, as executive vice president, then, until 1997, as chairman, president and chief executive officer. Her previous business experience includes senior management positions with retailers May Company, The Limited Inc. and the Mervyn’s Stores division of Dayton-Hudson Corp. (now Target Corporation). Ms. Mason has also served as a director of other national retailers. Ms. Mason’s senior executive and board experience with other national retail companies provide her with a valuable perspective on a number of issues directly relevant to the Company’s business.

KEVIN P. McDERMOTT, 66, Former Partner, KPMG LLP and Former Chief Audit Executive, Pinnacle Financial Partners, Inc. Mr. McDermott retired as a partner of the international accounting firm KPMG LLP in 2013, after having been associated with the firm for 33 years in various capacities, including audit engagement partner, SEC reviewing partner, professional practice partner, and audit partner in the firm’s Office of General Counsel. From March 2019 to March 2020, Mr. McDermott was chief audit executive for Pinnacle Financial Partners, Inc. He is a member of the board of directors and audit committee of Daktronics, Inc., a publicly-traded provider of electronic scoreboards and display systems, and has served on the boards of several community, arts and religious organizations. Mr. McDermott joined Genesco’s board of directors in 2016. The board considers Mr. McDermott’s broad exposure to many businesses and his knowledge of accounting, auditing, and public reporting gained in his career with KPMG to be valuable to the board and to the Company.

MIMI E. VAUGHN, 54, President and Chief Executive Officer, Genesco. Ms. Vaughn joined the Company in September 2003 as vice president of strategy and business development. She was named senior vice president, strategy and business development in October 2006, senior vice president of strategy and shared services in April 2009 and senior vice president — finance and chief financial officer in February 2015. In May 2019, Ms. Vaughn was named senior vice president and chief operating officer and continued to serve as senior vice president—finance and chief financial officer until her successor was appointed in June 2019. In October 2019, Ms. Vaughn was appointed to become president and chief executive officer of the Company on February 2, 2020 and was appointed as a director effective October 30, 2019. Prior to joining the Company, Ms. Vaughn was executive vice president of business development and marketing, and acting chief financial officer from 2000 to 2001, for Link2Gov Corporation in Nashville. From 1993 to 1999, she was a consultant at McKinsey and Company in Atlanta.

In November 2018, after Mr. Diamond’s resignation as chief executive officer, Defy Media, LLC made an assignment for the benefit of creditors under California law.

Director Independence

The board has determined that Ms. Barsh, Mr. Diamond, Mr. Dickens, Mr. Marshall, Ms. Mason and Mr. McDermott are independent under applicable SEC and NYSE rules. No arrangement or understanding exists between any director or executive officer of the Company and any other person pursuant to which any of them were selected as a director or executive officer. In making this determination, the board considered the following payments made by the Company in the fiscal year ended February 1, 2020 (“Fiscal 2020”):

•	a payment of $79,509 for a leadership program and related expenses to a tax-exempt organization of which Mr. Dickens is a director; and

•	payments totaling of $55,944 to a tax-exempt organization of which Mr. Dickens’ wife is a director; and

•	payments totaling $101,858 to a law firm of which Mr. Marshall was formerly a partner that provided legal services to the Company.

The board determined that none of such payments affected the independence of the directors affiliated with the recipient organizations. In making the determination with respect to Mr. Marshall, the board considered the immateriality of the Company’s payments to Mr. Marshall’s firm relative to its revenues, including the fact that the payments represented less than $135 per partner in the firm. It also considered the facts that Mr. Marshall was not personally involved in the provision or supervision of legal services to the Company, that Mr. Marshall did not receive a disproportionate share of such payments relative to payments from clients of the firm, that Mr. Marshall does not serve as a director of the firm, that the Company’s relationship with the firm predates Mr. Marshall’s affiliation with the firm, which resulted from a merger with his prior firm in November 2014, by more than 30 years, and the fact that Mr. Marshall retired from the firm in Fiscal 2020.

Certain Relationships and Related Transactions

The Company is not aware of any related-party transactions since the beginning of the last fiscal year between the Company and any of its directors, executive officers, 5% shareholders or their family members that are required to be disclosed under Item 404 of Regulation S-K (“Item 404”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Each year, the Company requires its directors and executive officers to complete a comprehensive questionnaire, one of the purposes of which is to disclose any related-party transactions with the Company, including any potential Item 404 transactions.

The board of directors of the Company has adopted a written policy which provides that any transaction between the Company and any of its directors, nominees for director, executive officers, or significant shareholders or affiliates thereof, must be in the best interest of the Company and must be approved and ratified by the audit committee or, in certain circumstances, the board of directors. Any member of the audit committee or the board of directors, if necessary, will recuse himself or herself and abstain from voting on the approval or ratification of the related party transaction. The Company does not have a history of engaging in related party transactions with its directors or executive officers or their respective related persons or affiliates.

Board Committees and Meetings

The board of directors met 12 times during Fiscal 2020. No director was present at fewer than 75% of the total number of meetings of the board of directors and the committees of the board on which he or she served during Fiscal 2020. The board of directors has standing audit, nominating and governance and compensation committees. In June 2019, the board disbanded the strategic alternatives committee which held no meetings in Fiscal 2020. All committees are composed entirely of independent directors. It is the policy of the board of directors that no current or former employee of the Company will serve on the audit, nominating and governance or compensation committee. A description of each board committee and its membership follows.

Audit Committee

Members:  Kevin P. McDermott (chairperson), Marty G. Dickens and Kathleen Mason

The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The audit committee is currently composed of three independent directors (as defined under the applicable rules of the NYSE and SEC) and operates under a written charter adopted by the board of directors, a current copy of which is available on the Company’s website, www.genesco.com. The audit committee assists the board of directors in monitoring (i) the processes used by the Company to produce financial statements, (ii) the effectiveness of the Company’s internal controls over financial reporting, (iii) the effectiveness of the Company’s systems of internal accounting and financial controls, (iv) the Company’s compliance with legal and regulatory requirements, (v) the independence of the Company’s registered public accounting firm and (vi) the performance of the Company’s internal audit function and independent registered public accountants. The audit committee met 12 times in Fiscal 2020. The board of directors has determined that Messrs. McDermott and Dickens and Ms. Mason each qualifies as an “audit committee financial expert,” as defined in Item 407(d) of Regulation S-K under the Exchange Act, and is “independent,” as defined by the NYSE rules and Rule 10A-3 under the Exchange Act.

Nominating and Governance Committee

Members:  Matthew C. Diamond (chairperson), Joanna Barsh, James W. Bradford and Marty G. Dickens

The nominating and governance committee, currently composed of four directors who are independent under applicable NYSE rules, met four times in Fiscal 2020. The functions of the nominating and governance committee are specified in a charter available on the Company’s website, www.genesco.com. Such functions include (i) identifying candidates qualified to serve on the board of directors of the Company, (ii) developing and reviewing governance policies and principles for the Company, (iii) overseeing the evaluation of the performance of the board of directors and management, and (iv) making recommendations to the board of directors with respect to (a) the size of the board of directors, (b) candidates for election to the board of directors, (c) the designation of committees of the board of directors, their functions and members, (d) the succession of the executive officers of the Company, (e) board policies and procedures and other matters of corporate governance, and (f) the qualifications of incumbent directors as nominees for re-election. The chairman of the nominating and governance committee serves as the lead independent director and presides over the board’s executive sessions of non-management directors and at other times when the chairman is absent and also serves as the primary liaison between management and the board. Further information on this committee is set forth under the caption “Corporate Governance,” below.

Compensation Committee

Members:  Joanna Barsh (chairperson), Matthew C. Diamond and James W. Bradford

The compensation committee, currently composed of three directors who are independent under applicable NYSE rules, met six times in Fiscal 2020. The functions of the compensation committee are specified in a charter available on the Company’s website, www.genesco.com. They include (i) reviewing and determining the compensation and incentive arrangements of certain officers of the Company and other management employees reporting directly to the chief executive officer, (ii) making recommendations to the board of directors with respect to the compensation of directors, (iii) reviewing and providing assistance and recommendations to the board of directors with respect to (a) management incentive compensation plans and (b) the establishment, modification or amendment of any employee benefit plan (as that term is defined in the Employee Retirement Income Security Act of 1974, as amended) to the extent that action taken by the board of directors is required, (iv) serving as the primary means of communication between the administrator of the Company’s employee benefit plans and the board of directors, (v) administering the Company’s equity incentive plan, and (vi) reviewing and making recommendations to the board with respect to the Compensation Discussion and Analysis and the compensation committee report required by SEC regulations for inclusion in the Company’s proxy statement. In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, consisting of one or more independent members of the compensation committee.

CORPORATE GOVERNANCE

Nominating and Governance Committee

The charter of the nominating and governance committee is available on the Company’s website, www.genesco.com. The members of the committee satisfy the independence requirements of the NYSE. In addition, the board of directors has adopted a policy pursuant to which no former employee of the Company will be eligible to serve as a member of the nominating and governance committee.

The nominating and governance committee and the board of directors will consider nominees for the board of directors recommended by shareholders if shareholders comply with the Company’s advance notice requirements. The Company’s Bylaws provide that a shareholder who wishes to nominate a person for election as a director at an annual meeting of shareholders must deliver written notice complying with the requirements set forth in the Bylaws to the Secretary of the Company. To be eligible to submit the required notice, the shareholder must be a shareholder of record both on the date the notice is submitted and at the record date for the annual meeting and entitled to receive notice of and to vote at the annual meeting. This notice must contain, as to each nominee, certain specified information, including the nominee’s name, age, business and residence addresses, his or her principal occupation or employment, a description of all direct or indirect compensation or other material agreements, arrangements, understandings and relationships during the past three years between or among the nominee, the shareholder making the nomination, any other shareholders proposing it, and affiliates or associates of such shareholders, as such terms are defined in Rule 12b-2 under the Exchange Act, and any other information relating to such person that would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act if such person had been nominated by the board of directors. It must also include the written consent of such person to being named as a nominee in soliciting material and to serving as a director, if elected, and a fully completed and signed questionnaire, in a form provided by the Company, regarding such person’s background and qualifications to serve as a director. The notice must also include certain information regarding the shareholder making the nomination, any other shareholders proposing it, and affiliates or associates of such shareholders, including names and addresses, the number and class of shares held of record by such shareholders, and information about derivative securities and other economic interests related to any of the Company’s securities held by any of such persons. In the case of an annual meeting to be held on the fourth Thursday in the month of June or within thirty days thereafter, the notice must be delivered not less than sixty nor more than ninety days prior to the fourth Thursday in June. In the case of an annual meeting which is being held on any other date other than the fourth Thursday in the month of June or within thirty days thereafter (or in the case of any special meeting), the notice must be delivered within ten days after the earlier of the date on which notice of the meeting is first mailed to shareholders or the date on which public disclosure is first made of the date of such meeting. There are no differences in the process pursuant to which the committee is to evaluate prospective nominees based on whether the nominee is recommended by a shareholder.

Upon receipt of a recommendation from any source, including shareholders, the committee will take into account whether a board vacancy exists or is expected or whether expansion of the board is desirable. In making this determination, the committee may solicit the views of all directors. If the committee determines that the addition of a director is desirable, it will assess whether the candidate presented should be nominated for board membership. While the committee may consider whatever factors it deems appropriate in its assessment of a candidate for board membership, candidates nominated to serve as directors will, at a minimum, in the committee’s judgment:

•

be able to represent the interests of the Company and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;

•	agree to follow all policies and procedures applicable to the board of directors of the Company, including all provisions set forth in any committee charters;

•

possess the background and demonstrated ability to contribute to the board’s performance of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, or a record of relevant civic and community leadership; and

•	be able to devote the time and attention necessary to serve effectively as a director.

The committee may also take into consideration whether a candidate’s background and skills meet any specific needs of the board that the committee has identified and will take into account diversity in professional and personal experience, skills, background, race, gender and other factors of diversity that it considers appropriate. The committee will preliminarily assess the candidate’s qualifications with input from the chief executive officer. If, based upon its preliminary assessment, the committee believes that a candidate is likely to meet the criteria for board membership, the chairman will advise the candidate of the committee’s preliminary interest and, if the candidate expresses sufficient interest to the chairman, with the assistance of the Corporate Secretary’s office, will arrange interviews of the candidate with members of the committee and with the chief executive officer, either in person or by telephone. After the members of the committee and the chief executive officer have had the opportunity to interview the candidate, the committee will formally consider whether to recommend to the board that it nominate the candidate for election to the board.

Board Leadership Structure

In 2010, Robert J. Dennis, formerly the Company’s chief executive officer, assumed the additional office of chairman upon his predecessor’s retirement from the latter office. Prior to the appointment of Mr. Dennis as chief executive officer in 2008, his predecessor had served as both chairman and chief executive officer since his predecessor as chairman and chief executive officer relinquished the chairman’s office in 2002, replicating a long-term succession plan that has been followed in the Company’s three most recent senior management transitions. In connection with his retirement and the appointment of Ms. Vaughn as president and chief executive officer, Mr. Dennis has retained the office of executive chairman for a transitional period ending June 30, 2020. The board is evaluating whether the offices of chairman and chief executive officer will once again be combined following such transition period.

Having observed no differences in the functioning of the board or the performance of the Company that it considers attributable to the separation or conjunction of the two offices, the board has retained flexibility in the Corporate Governance Guidelines with respect to the structure of the board leadership. The Corporate Governance Guidelines provide that the board will select the chairman and the chief executive officer in the manner that it determines to be in the best interests of the Company’s shareholders.

The Corporate Governance Guidelines also provide that if the positions of chairman and chief executive officer are held by the same person or if the chairman is otherwise employed by the Company, the chairman of the nominating and governance committee will serve as lead independent director, with the following responsibilities:

•	in consultation with the chairman, approve the annual calendar for all meetings of the board and standing committees;

•	provide the chairman with input as to the preparation of the agendas for the board;

•

advise the chairman as to the quality, quantity and timeliness of the flow of information from Company management that is necessary for the independent directors to effectively and responsibly perform their duties;

•	coordinate the development of the agenda for and preside over executive sessions of the board’s independent directors;

•	act as principal liaison between the independent directors and the chairman on material issues;

•	evaluate, along with the independent members of the full board, the chief executive officer’s performance and meet with the chief executive officer to discuss the evaluation;

•	act as a liaison to shareholders who request direct communication with the board; and

•	perform such other roles and responsibilities as may be assigned from time to time by the nominating and governance committee or the full board.

Historically, the board has believed that having a chairman who is also a member of the Company’s management team, whether or not the offices of chairman and chief executive officer are held by the same person, has been highly effective for Genesco — avoiding the perception of a divergence of interests between the board and management; minimizing any potential disjunction between the development and execution of corporate strategies; and reducing the potential for confusion and duplication of effort in the areas of overlap between the responsibilities of the board and senior management.

James W. Bradford intends to retire as a director effective as of the 2020 annual meeting and will not stand for re-election. In addition, in connection with his retirement as chief executive officer, Mr. Dennis will not stand for re-election at the meeting. The nominating and governance committee recommended and the board approved that the Company’s board will be limited to seven total directors immediately after the expiration of the terms of Mr. Bradford and Mr. Dennis as directors of the Company at the 2020 annual meeting. As a result, effective immediately following the 2020 annual meeting, the Company’s board will be reduced to seven directors, six of whom are considered independent under the NYSE and the rules of the SEC.

The Board’s Role in Risk Oversight

The board of directors views the identification and management of risk as a primary responsibility of the Company’s chief executive officer, who reports directly to the board. In addition to general review and discussion of various aspects of risk management throughout the year, at least once annually, the board receives a report from management of the Company with an overall assessment of the Company’s risk management processes and systems, including the identification of major risks associated with the Company’s business and strategies, a description of the Company’s approach to monitoring and managing each category of risk, and an assessment of residual exposures and whether and how they may be more effectively mitigated. The identification of major risks is based upon a survey of directors, executive management, the heads of staff and shared services functions, and managers with responsibility for major operational functions within the Company’s operating divisions, which occurs at least every two years.

The board’s most recent review of the Company’s risk management processes and systems focused on risks associated with the Company’s business and strategies in the following major categories:

•	Strategic and financial risk, competition, growth opportunities, credit, liquidity and capital resources, and customer dynamics.

•	Integrity and compliance risk, including accounting and financial reporting, legal compliance, and corporate governance matters.

•	Operational risk, supply chain, data privacy and security, and workforce-related risks.

•	Catastrophic event risk, including facility losses and disruptions from natural disasters or other causes.

•	Risks associated with the COVID-19 pandemic.

In addition to the board’s ongoing oversight of risk management and the annual review with the board of the Company’s risk management processes and systems, specific risk categories fall within the oversight of individual committees of the board. For example, the audit committee has oversight of most of the risks falling within the integrity and compliance risk categories, which it addresses primarily through its ongoing review of internal controls over accounting and financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. Additionally, the nominating and governance committee has direct oversight of governance-related risks, and the compensation committee has direct oversight of certain aspects of workforce-related risks as well as risks arising from compensation policies and practices. Further, the full board considers strategic and financial risk in its regular review of the Company’s strategic and operating plans and in connection with its authorization of specific transactions.

In connection with its annual review of the Company’s compensation programs, in March 2020, the compensation committee specifically considered whether risks arising from the Company’s compensation policies and practices for employees are reasonably likely to have a material adverse effect on the Company. In its analysis, the committee considered, among other things, the following:

•

the “banking” provisions of the Company’s Third Amended and Restated EVA Incentive Compensation Plan (the “EVA Plan”), discussed in “Executive Compensation — Compensation Discussion and Analysis,” below, under the heading “3. Elements of Direct Compensation — B. Annual Incentive Compensation,” which require the Company to retain and pay out in three annual installments any portion of an annual incentive award in excess of three times the target award earned in any year and subject the retained amounts to reduction or elimination in subsequent years if performance deteriorates;

•

equity-based, long-term incentive component of the Company’s executive compensation also discussed in “Compensation Discussion and Analysis,” which is designed to prevent excessive risks by rewarding sustainable performance; and

•	the Company’s share ownership requirements.

As a result of its analysis, the compensation committee determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

The members of the board’s committees believe that they have sufficient access to the members of management with direct responsibility for the management of risks within their oversight to be able to understand and monitor such risks effectively. Each committee regularly reports to the full board on matters related to the categories of risk within its oversight.

Board Self-Evaluation Process

The board annually participates in a self-evaluation process. For Fiscal 2020, the board conducted a written evaluation in which each director was asked to assess the board’s structure and composition, the conduct and frequency of board and committee meetings, the performance of board committees, and other topics related to the board’s effectiveness and its relationship with management. The results of the evaluations were compiled and summarized and discussed by the board in executive session.

Communications with Directors by Shareholders, Employees and Other Interested Parties

The Company’s board has established procedures for the Company’s shareholders and other interested parties to communicate with members of the board. Shareholders and employees of the Company and other interested parties may address communications to directors, either collectively or individually (including to the lead independent director or to the non-management directors as a group), in care of the Corporate Secretary, Genesco Inc., 1415 Murfreesboro Pike, Suite 490, Nashville, Tennessee 37217. The Corporate Secretary’s office delivers to directors all written communications, other than commercial mailings, addressed to them.

Directors’ Annual Meeting Attendance

The Company encourages all directors to be present at the annual meeting of shareholders. Eight of the Company’s directors were present at last year’s annual meeting.

Director Age Limit

The Company’s Corporate Governance Guidelines require that any director that is over the age of 75 at the time of the annual meeting of shareholders shall not be nominated to the board of directors at that meeting by the nominating and governance committee.

Corporate Governance Guidelines

The board of directors has adopted Corporate Governance Guidelines for the Company. They are accessible on the Company’s website, www.genesco.com.

Code of Business Conduct and Ethics for Employees and Directors

The Company has adopted a Code of Business Conduct and Ethics that applies to all employees and directors. The Company has made the Code of Business Conduct and Ethics available and intends to provide disclosure of any amendments or waivers of the code with respect to directors and executive officers within four business days after an amendment or waiver on its website, www.genesco.com.

Website

The charters of the nominating and governance, compensation and audit committees, the Corporate Governance Guidelines and the Code of Business Conduct and Ethics for Employees and Directors are available on the Company’s website, www.genesco.com. All references to the Company’s website in this proxy statement are inactive textual references only. Print copies of these documents will be provided to any shareholder who sends a written request to the Corporate Secretary, Genesco Inc., 1415 Murfreesboro Pike, Suite 490, Nashville, Tennessee 37217.

SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND

PRINCIPAL SHAREHOLDERS

Principal Shareholders

The following table sets forth the ownership according to the most recent filings of Schedules 13G and 13D and amendments thereto, as applicable, by the beneficial owners which, as of the record date for this meeting, own beneficially more than 5% of the Company’s common stock. Percentages are calculated based on outstanding shares as of April 27, 2020. None of such persons owns any equity securities of the Company other than common stock.

Name and Address of Beneficial Owner	No. of Shares	Percent of Class
BlackRock, Inc. (1)	2,301,799	15.7

55 East 52nd Street

New York, New York 10055

The Vanguard Group (2)	1,750,242	11.9

100 Vanguard Boulevard

Malvern, Pennsylvania 19355

Dimensional Fund Advisors LP (3)	1,235,645	8.4

Building One, 6300 Bee Cave Road

Austin, Texas 78746

(1)	Based upon a Schedule 13G/A filed February 4, 2020, showing sole voting power with respect to 2,253,826 shares and sole dispositive power with respect to 2,301,799 shares.

(2)

Based upon a Schedule 13G/A filed February 12, 2020, showing sole voting power with respect to 14,482 shares, shared voting power with respect to 2,700 shares, sole dispositive power with respect to 1,735,616 shares, and shared dispositive power with respect to 14,626 shares.

(3)	Based upon a Schedule 13G/A filed February 12, 2020, showing sole voting power with respect to 1,184,605 shares and sole dispositive power with respect to 1,235,645 shares.

Ownership of Directors and Management

The following table sets forth information as of April 27, 2020, regarding the beneficial ownership of the Company’s common stock by each of the Company’s directors, the persons required to be named in the Company’s summary compensation table appearing elsewhere in the proxy statement and the directors and executive officers as a group. None of such persons owns any equity securities of the Company other than common stock.

Name	No. of Shares(1)(2)
Joanna Barsh	23,659
James W. Bradford	31,814
Robert J. Dennis	286,806
Matthew C. Diamond	48,019
Marty G. Dickens	24,953
Thurgood Marshall, Jr.	11,789
Kathleen Mason	42,798
Kevin P. McDermott	18,440
Mimi E. Vaughn	120,631
Melvin G. Tucker	12,288
Parag D. Desai	41,162
Mario Gallione	33,828
Daniel E. Ewoldsen	10,803
Current Directors and Executive Officers as a Group (15 Persons)	706,990	(3)

(1)	Each director and officer owns less than 1% of the outstanding shares of the Company’s common stock, except for Mr. Dennis, who owns 1.95%.

(2)	Includes shares of restricted stock which remain subject to forfeiture. See “Director Compensation” and “Executive Compensation — Summary Compensation Table,” below.

(3)	Constitutes approximately 4.8% of the outstanding shares of the Company’s common stock.

Director and Executive Officer Ownership Guidelines

The nominating and governance committee of the Company’s board has adopted share ownership guidelines for directors and executive officers, including the named executive officers. The guidelines require that named executive officers hold at least the number of shares specified below:

Chief Executive Officer	60,000 shares
Chief Operating Officer (if applicable)	30,000 shares
Chief Financial Officer	20,000 shares
Senior Vice Presidents-Operations	20,000 shares
Other Senior Vice Presidents	15,000 shares

The guidelines allow covered executives up to five years from their appointment dates to comply with the guidelines. All executive officers complied with the guidelines through Fiscal 2020. Restricted stock grants may be used to satisfy the guidelines, consistent with the intent that such awards align executive officers’ interests with those of shareholders.

The guidelines require that non-employee directors hold a number of shares equal to three times their annual cash retainer. Directors are expected to achieve that ownership within five years of the director’s election to the board. All non-employee directors have met this requirement.

Anti-Hedging Policy for Directors and Officers

The board of directors has adopted a policy prohibiting hedging against future declines in the market value of the Company’s securities by directors and officers of the Company. This policy prohibits directors and officers from directly or indirectly engaging in any hedging transaction that eliminates or limits economic risk with respect to the director’s or officer’s interest in the Company’s securities, including any compensation awards the value of which are derived from, referenced to or based on the value or market price of the Company’s securities. The policy reflects the board’s judgment that hedging transactions decrease alignment between the interests of the officers and directors and those of the shareholders, undermining the objectives underlying stock-based compensation and the share ownership policy for officers and directors.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Genesco’s compensation programs are intended to attract and retain employees with skills necessary to enable the Company to achieve its financial and strategic objectives and to motivate them through the use of appropriate incentives tied to the Company’s performance and market value to achieve those objectives. The Company recognizes that the goals of employee attraction, retention and motivation must be balanced against the necessity of controlling compensation expense, with the ultimate objective of building shareholder value. With respect to senior management (executive officers and heads of the Company’s operating units and staff departments, including the principal executive officer, the principal financial officer and the additional officers listed in the Summary Compensation Table which follows this discussion, who are referred to in this discussion as the “named executive officers”), the compensation committee of the board of directors (the “compensation committee” or, in this “Compensation Discussion and Analysis” section, the “committee”) has the responsibility to design a compensation program and set levels of compensation that attempt to achieve the optimal balance between employee attraction, retention and motivation, on the one hand, and control of compensation expense, on the other.

This Compensation Discussion and Analysis describes our executive compensation programs for Fiscal 2020 named executive officers who were:

-	Robert J. Dennis, former president and chief executive officer and current executive chairman of the board of directors;

-	Mimi E. Vaughn, current president and chief executive officer and former chief operating officer and chief financial officer;

-	Melvin G. Tucker, senior vice president – finance and chief financial officer;

-	Parag D. Desai, senior vice president – strategy and shared services;

-	Mario Gallione, senior vice president; and

-	Daniel E. Ewoldsen, senior vice president.

Mr. Dennis retired as the Company’s president and chief executive officer at the end of Fiscal 2020. Mr. Dennis’ retirement was part of a planned leadership succession plan, and Ms. Vaughn was appointed as president and chief executive officer beginning in Fiscal 2021.

1. Compensation Mix. Genesco’s compensation programs for its senior management are designed to incorporate a significant element of pay for performance.

The Company generally targets base salaries at or below the median of its peer group, while providing upside potential through performance-based compensation, comprised of a combination of annual cash incentives (which incorporate a multi-year banking mechanism) linked to operating results and stock-based compensation.

The graphs below illustrate, for the chief executive officer and for the other named executive officers as a group, the components of target total direct compensation (defined as base salary, target annual cash incentive award, and the grant date market value, of restricted shares granted under the Company’s equity incentive plan) for Fiscal 2020:

Chief Executive Officer

Other Named Executive Officers (as a Group)

The chief executive officer and the other named executive officers received an annual incentive award for Fiscal 2020, as set forth under the heading “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table, reflecting financial performance of the Company for the year which exceeded targets. Consequently, the total compensation actually earned for the year was 131% of targeted total direct compensation for the chief executive officer and 120% for the other named executive officers as a group.

At the annual meeting of shareholders in 2019, the compensation of the named executive officers of the Company was submitted for a non-binding, advisory “say on pay” vote by shareholders. Approximately 94% of the votes cast, representing approximately 80% of outstanding shares eligible to vote, were voted in favor of the compensation paid to the named executive officers. The committee considered these results in its review of the Company’s compensation philosophy in connection with its approval of named executive officer compensation for Fiscal 2021 and determined that neither the compensation philosophy nor its implementation should be changed in response to the “say on pay” vote. The committee expects to continue to consider shareholder views on compensation philosophy and implementation as expressed in the most recent “say on pay” vote when setting compensation.

2. Compensation Committee Process.  In seeking to balance employee attraction and retention with appropriate management of compensation expense, the committee looks primarily to market data. It retains an independent compensation consultant to work directly with the committee in gathering and analyzing data. The committee and its consultant also solicit input from the chief executive officer on subjective considerations such as an individual executive’s performance and aspects of his or her role in the Company that might affect the relevance of market comparisons and perceptions of internal equity that the chief executive officer believes should be taken into account in individual cases of the Company’s other executives. On the basis of the market data, management input, and the consultant’s knowledge of trends and developments in compensation design, the consultant annually presents analyses and observations regarding the material elements of senior management direct compensation for the committee’s consideration. The final compensation decisions rest with the committee.

In May 2018, the Company engaged F.W. Cook as its independent compensation consultant, and F.W. Cook’s analysis was used by the committee to make decisions about target total direct compensation levels for Fiscal 2020. Total fees paid by the Company to F.W. Cook represent a minimal portion of the firm’s total revenues, and as a result of this and other factors, the committee believes that no conflict of interest existed or exists in its role as compensation consultant to the committee.

In recent years, the committee has approached its analysis of senior management compensation from the perspective of total direct compensation (consisting of base salary, the annual incentive plan, including the multi-year banking aspects discussed herein, and long-term, stock-based incentives). To assess the competitiveness of the Company’s executive compensation in its decision-making process for Fiscal 2020, the committee considered (i) functional and pay-rank based proxy statement data from a committee-approved peer group of public companies (listed below) which was developed with input from the committee’s consultant and (ii) data reported in published surveys from companies in the retail industry with annual revenues similar to the Company’s. For its analysis of compensation levels established for Fiscal 2020, except as set forth below, the committee referenced the following 16-company peer group, which the committee considered relevant for comparison because of the nature of their businesses or target markets, their size and market value, and the likelihood that the Company competes against them for management personnel: Abercrombie & Fitch Co.; Ascena Retail Group, Inc.; Caleres, Inc.; Chico’s FAS Inc.; The Children’s Place Retail Stores, Inc.; Deckers Outdoor Corporation; DSW Inc.; Express, Inc.; The Finish Line, Inc.; Foot Locker, Inc.; Skechers USA, Inc.; Stage Stores, Inc.; Stein Mart, Inc.; Tailored Brands, Inc.; Urban Outfitters, Inc.; and Wolverine World Wide, Inc. Following the sale of the Lids Sport Group, in April 2019, the composition of the peer group was modified from prior years in an attempt to ensure that the companies within the peer group were appropriate (based on revenue and other financial size metrics) for the Company. For its analysis of compensation for Ms. Vaughn’s role as chief operating officer and Mr. Tucker’s role as chief financial officer in Fiscal 2020, the committee referenced the following updated 18-company peer group,: Abercrombie & Fitch Co.; Ascena Retail Group, Inc.; The Buckle, Inc.; Caleres, Inc.; The Cato Corporation; Chico’s FAS Inc.; The Children’s Place, Inc.; Deckers Outdoor Corporation; Designer Brands Inc.; Express, Inc.; G-III Apparel Group, Ltd.; Shoe Carnival, Inc.; Skechers USA, Inc; Steve Madden, Ltd.; Tailored Brands, Inc.; Urban Outfitters, Inc.; Wolverine World Wide, Inc.; and Zumiez Inc. The committee used this updated peer group in its analysis of compensation for Fiscal 2021.

3. Elements of Direct Compensation.  Total direct compensation to the Company’s senior management consists of annual base salary, annual incentive bonuses (which includes a multi-year “banking” feature) and long-term incentives in the form of stock-based awards. The committee generally seeks to pay base salaries at or below the market median, using the bonus to provide the potential for above-median cash compensation for superior performance against annual performance objectives that reward creation of shareholder value. Additionally, as noted, certain features of the bonus plan are intended to encourage a longer-term focus, as is the long-term incentive element of the compensation program. The long-term incentive element is stock-based, intended to further align management’s interests with those of the shareholders. The committee also considers targeted total cash levels (base salary plus the target bonus) and total direct compensation (target total cash plus the grant date value of long-term incentives) in relation to the peer group companies and the survey data.

A. Base Salary.  The Company pays base salaries to its employees in order to provide a level of assured compensation reflecting the employment market of the employee’s skills and the demands of his or her position. The following table sets forth the base salary increases approved by the committee for each named executive officer:

Named Executive Officer	Fiscal 2019	Fiscal 2020		Fiscal 2020 Base Salary Increase $	Fiscal 2020 Base Salary Increase %
Robert J. Dennis	$903,310	$903,310	(1)	$0	0%
Mimi E. Vaughn	$460,925	$650,000	(2)	$189,075	41.0%
Melvin G. Tucker	N/A	$435,000	(3)	N/A	N/A
Parag D. Desai	$344,793	$405,500	(4)	$60,707	17.6%
Mario Gallione	$450,000	$463,500		$13,500	3.0%
Daniel E. Ewoldsen	$310,000	$330,833	(5)	$20,833	6.7%

(1)

Mr. Dennis retired as president and chief executive officer of the Company effective as of the end of Fiscal 2020. Following his retirement and through June 30, 2020, Mr. Dennis will remain employed by the Company as executive chairman of the Company’s board of directors and is entitled to receive a monthly salary of $10,000 per month, up to a maximum of $50,000 during such period.

(2)

Ms. Vaughn was promoted from the role of chief financial officer to chief operating officer effective May 1, 2019, and her annual base salary was increased to $650,000 in connection with her new role. Effective February 2, 2020, Ms. Vaughn was promoted to president and chief executive officer, and her annual base salary was increased to $850,000.

(3)	Mr. Tucker was hired as the Company’s chief financial officer in June 2019.

(4)

Mr. Desai’s base salary was increased in recognition of his positive impact on and contributions to the Company and in an effort to align it more closely with external benchmarks. Mr. Desai’s base salary was also increased in connection with a decrease in his long-term equity incentive grant from 1.35 times his base salary to 1.25 times his base salary.

(5)

Mr. Ewoldsen’s base salary was increased in two steps. His salary increased to $325,000 on February 1, 2019, and increased to $335,000 on July 1, 2019, in connection with assuming additional responsibilities as president of Johnston & Murphy.

In light of COVID-19, Mr. Dennis has agreed to forego his monthly salary from April through June 2020. In addition, Ms. Vaughn has currently agreed to forego her base salary temporarily beginning in April 2020 and the other named executive officers have agreed to reduce their base salaries temporarily by 50% to 100% in light of COVID-19.

B. Annual Incentive Compensation.  (i) Overview. Executive officers other than the chief executive officer participate in the Company’s Third Amended and Restated EVA Incentive Plan (the “EVA Plan”), which is designed to reward increasing earnings in an amount sufficient to provide a return on capital greater than the Company’s cost of capital. The committee has historically recommended that the board award the chief executive officer’s annual bonus on the same basis as if the chief executive officer were a Corporate Total business unit participant in the EVA Plan, and the committee did so again in Fiscal 2020, and has voted to do so with respect to Fiscal 2021. The EVA Plan also incorporates a provision making a portion of each participant’s award contingent on the achievement of individual strategic goals to provide an incentive for strategic and operational objectives that may not be immediately reflected in the annual financial performance of the participant’s business unit. The compensation committee annually sets target bonus levels based on the Company’s peer group and survey comparisons of target bonuses as a percentage of base salary and target total cash compensation. The chief executive officer also provides input to the committee on target bonus levels for positions other than his or her own.

(ii) Bonus Targets. The following table sets forth target bonuses as a percentage of base salary for the named executive officers for Fiscal 2020:

Named Executive Officer	Target Bonus as a Percentage of Base Salary
Robert J. Dennis	105%
Mimi E. Vaughn	80%
Melvin G. Tucker	75%
Parag D. Desai	75%
Mario Gallione	75%
Daniel E. Ewoldsen	50%

The named executive officers’ target bonuses as a percentage of base salary were unchanged from Fiscal 2019, except for Ms. Vaughn whose target bonus increased from 75% to 80% of her base salary effective May 1, 2019, in connection with her promotion to chief operating officer, and Mr. Ewoldsen, whose target bonus increased in two steps from 30% to 40% on February 1, 2019, and on July 1, 2019, to 50% in recognition of his additional responsibilities as president of Johnston & Murphy.

(iii) Award Components. The named executive officers participating in the Fiscal 2020 EVA Plan were eligible to receive a fraction or multiple of their target awards based on the factors described below. Bonuses earned can be negative, offsetting or entirely eliminating “banked” amounts carried over from prior years and, subject to the limitations described below, offsetting awards in future years. Presidents of the Company’s operating divisions were eligible to earn cash awards equal to the sum of (a) 75% of their bonus targets multiplied by a factor determined by changes in Economic Value Added (EVA1) (the “EVA change factor”) for their respective business units for the year, and (b) 25% of the targets multiplied by (i) the EVA change factor for their respective business units for the year and (ii) the percentage of achievement of individual strategic goals (discussed in greater detail below) agreed upon by the participant and the chief executive officer during the first quarter of the fiscal year. Heads of corporate staff departments were eligible to receive cash awards equal to the sum of (a) 75% of their bonus targets multiplied by the EVA change factor for the Company as a whole and (b) 25% of their bonus targets multiplied by the EVA change factor for the Company as a whole and the product multiplied by their percentage of achievement of their individual performance goals. Each participant’s business unit allocation is assigned by the chief executive officer, who also determines the weighting of the various business unit components for participants with responsibility for multiple units, and approved by the committee. Among the named executive officers participating in the EVA Plan in Fiscal 2020, Ms. Vaughn, Mr. Tucker and Mr. Desai were assigned to the Corporate Total business unit; Mr. Ewoldsen’s business unit allocation was 97% Johnston & Murphy Group and 3% Trask; and Mr. Gallione was assigned 100% to the Journeys Group business unit. As noted above, while Mr. Dennis is not a participant in the EVA Plan, the committee has historically awarded his bonus on the same basis as if he were assigned 100% to the Corporate Total business unit.

See “Bonus Calculation Factors,” below, for additional information on the performance factors for each primary business unit and for the Company as a whole for Fiscal 2020.

[1]	EVA is a trademark of Stern Stewart & Co.

(iv) EVA Calculations. EVA for Fiscal 2020 was determined by subtracting from a business unit’s net operating profit after taxes (“NOPAT”) a charge of 10% of the average net assets (total assets minus non-interest bearing liabilities) employed to generate the profit. The 10% capital charge represented the Company’s estimate of its weighted average cost of debt and equity capital. The EVA Plan is designed to encourage efficient use of assets, since profit improvement that is less than 10% of the incremental net assets employed reduces the participant’s bonus. Incentive awards are determined by the amount of actual EVA change during the year relative to EVA change targets for the year.

NOPAT and net assets employed for EVA Plan purposes are not necessarily the same as the corresponding accounting measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) for financial reporting purposes. The Company’s NOPAT for purposes of the EVA Plan in Fiscal 2020 was calculated by (a) adjusting reported earnings from operations upward by the following amounts:

•	$13.4 million in the “Asset impairments and other, net” line on the Consolidated Statements of Operations for Fiscal 2020;

•	$0.9 million for tax credits;

•	$4.1 million in a large capital projects adjustment related to a distribution expansion at Journeys;

•	$2.9 million for acquisition-related expenses; and

•	$0.5 million of other adjustments;

and (b) adjusting the resulting figure downward by the following amounts:

•	$2.8 million related to retail store asset impairments for both ongoing operations and discontinued operations;

•	$0.6 million in a large capital projects adjustment related to a new distribution center at Schuh; and

•	taxes at a 28% rate for the Company’s operations other than Schuh and at an 18% rate for Schuh’s operations.

In connection with the sale of the Lids Sports Group on February 2, 2019, the Company amended the EVA Plan to allow the Company to expense the costs of the EVA bonus generated by the sale in Fiscal 2019. Absent this amendment, the costs of the bonus would have been expensed in Fiscal 2020. The committee believed there were multiple reasons to include these expenses in Fiscal 2019, including to avoid overstating Fiscal 2019 results and understating Fiscal 2020 results and to allow the Company to “match” the expenses of the transaction with the proceeds and net the expenses against sale proceeds to provide a more accurate picture to shareholders of the effects of the sale of the Lids Sports Group. The EVA Plan was also amended to permit the payment of any bonus related to a business acquisition or disposition at any time in the following calendar year (instead of within 15 days following the third month of the fiscal year).

(v) Bonus Calculation Factors. The following table shows for each of the Company’s primary business units in Fiscal 2020: (a) the amount of EVA improvement required to earn a target bonus award, (b) the incremental EVA change required to earn each additional whole-number multiple of the target, (c) the actual EVA for the business unit, and (d) the multiple of the target bonus actually earned. Fractional multiples are earned for incremental changes less than the full improvement interval shown in column (b). Negative bonuses accrue to the extent that shortfalls from the target improvement (column (a)) exceed the interval shown in column (b). See the discussion under the heading “Bonus Bank” below for the consequences of a negative bonus. As discussed above, a named executive officer with responsibilities for more than one business unit receives incentive compensation reflecting the weighted average EVA changes in all the relevant business units.

	(a)	(b)	(c)	(d)
Business Unit	FY 2020 Target EVA Improvement	FY 2020 Incremental Improvement Interval	FY 2020 EVA Change	FY 2020 Bonus Multiple
	($)	($)	($)
Corporate Total	675,000	5,601,000	10,900,000	2.83
Journeys Group	289,000	4,774,000	6,472,000	2.30
Johnston & Murphy Group	68,000	1,008,000	(3,296,000)	(2.34)
Schuh Group	207,000	1,210,000	(2,735,000)	(1.43)
Licensed Brands	30,000	388,000	(235,000)	0.32

Each business unit’s target for EVA improvement (shown in column (a), above) is determined in advance by allocating the Company’s total expected EVA improvement among all its business units. The Company calculates the amount of EVA improvement which it believes is “expected” by the market from the amount by which its current market value exceeds the capitalized value of current EVA plus invested capital — in other words, the amount of value associated with the Company’s future growth. Target EVA improvement is the amount of improvement required to give investors a cost of capital return on this future growth value, and thus on the market value of their investment. The incremental improvement interval (shown in column (b), above), is both the amount of additional EVA improvement above the amount in column (a) that is required to earn a bonus of two times the participant’s target and also the amount of shortfall from the column (a) target that will result in a zero bonus. The calibration of the intervals shown in column (b) reflects an effort to give the business units appropriate shares of above-target EVA improvement for a given bonus pool based primarily on unit size with adjustments designed to achieve a similar likelihood of multi-year zero bonuses among all units.

(vi) Individual Strategic Objectives. As noted above, the payment of a portion of each participant’s annual incentive award for EVA improvement is contingent on his or her achievement of individual strategic goals agreed upon in advance with the participant’s supervisor. Not achieving all individual strategic goals for a given fiscal year can reduce an EVA Plan award that is otherwise payable, but performance meeting or exceeding these strategic goals cannot serve to increase the amount of any such award. Individual strategic goals for the named executive officers typically involve initiatives that the executive officers consider important to the long-term prospects of the participants’ business units, but that may not be adequately rewarded by the portion of the bonus calculated on current financial performance. Examples include retail divisions’ opening a targeted number of new retail stores on schedule, shared services’ implementation of an infrastructure improvement or execution of a planned disposition of a business unit, or a business unit’s launch of a new retail concept or product line. No individual strategic goal was material to any named executive officer’s compensation or to any component of it in Fiscal 2020. The participant’s supervisor, generally in consultation with the participant, determines whether and to what extent the participant’s individual strategic goals have been met. Certain strategic goals are quantitative, allowing an objective determination of the extent to which they are achieved, while others are more qualitative in nature, requiring a subjective determination of achievement. The EVA Plan permits full credit for strategic goals if they have been at least 95% achieved. In Fiscal 2020, Mr. Tucker’s bonus was reduced by $60,591 as a result of not fully achieving all of his individual strategic goals for the year. None of the other named executive officers’ bonus awards was reduced because of his or her degree of achievement of strategic goals for Fiscal 2020.

No portion of the award for achievement of individual strategic goals is ordinarily to be paid unless some portion of the applicable award for operating results is earned, although the EVA Plan authorizes the committee to consider exceptions for extraordinary strategic successes upon the recommendation of the chief executive officer. No exceptions of this nature have ever been made.

(vii) Bonus Bank.  The EVA Plan includes a “bonus bank” feature. Awards for EVA results in excess of target are uncapped and “negative awards” for results less than target are possible. Any award in excess of three times the target bonus and any negative award is credited to the participant’s account in the bonus bank, and positive bank balances are payable in future years only subject to performance in those years. Each year, a participant will receive a payout equal to (i) the current year’s award, up to three times the target, plus (ii) one-third of any amount in excess of three times the target in the current year, and (iii) the installments of banked awards from previous years, if any, that are payable in the current year. Positive bank balances from each year are paid out in three equal annual installments, subject to current-year performance in each of the three subsequent years. If the current year’s award is negative, any positive balance in the participant’s bank is applied against it, reducing or entirely eliminating the positive balance, depending upon the magnitude of the negative award for the current year.

Any positive balance is forfeited if the participant is terminated for “cause” (as defined in the EVA Plan). If the participant voluntarily resigns from employment by the Company, any positive bank balance does not become payable until the end of the fifth fiscal year following the participant’s resignation and is subject to reduction or elimination in the meantime based upon the performance of the business unit or units to which the participant was assigned when he or she resigned.

If the participant’s bonus bank balance from prior years is negative, 50% of any positive award in excess of two times the target in a subsequent year will be applied toward “repaying” the negative balance and 50% will be paid out to the participant (up to the generally applicable limit of three times the target plus one-third of any amount in excess of three times the target in the current year). Any negative balance from a single year will be canceled to the extent not repaid after three subsequent years. The committee believes that the “bonus bank” feature of the EVA Plan offers improved incentives for management to focus on building long-term value in the Company, and that the provisions that leave positive bank balances at risk for five years following voluntary resignation aid the retention of key employees. Including Fiscal 2020 accruals, bonus bank balances for the named executive officers are as follows:

Robert J. Dennis	$(4,742,380)
Mimi E. Vaughn	$(1,728,470)
Melvin G. Tucker	-0-
Parag D. Desai	$(1,255,315)
Mario Gallione	$(123,040)
Daniel E. Ewoldsen	$(351,469)

Bonuses reported in column (g) of the Summary Compensation Table below are bonuses actually payable for the years indicated, reflecting, where applicable, reductions of amounts otherwise payable by the recapture of previously accrued negative balances pursuant to the “banking” feature of the EVA Plan and positive bank balances held back in prior years that became payable for the year indicated because of performance in that year.

(viii) Discretionary Bonus.  The Company acquired the assets of Togast, LLC, Togast Direct, LLC and TGB Designs, LLC (collectively “Togast”) on January 1, 2020. In connection with that acquisition, the committee authorized a one-time bonus to Mr. Desai in the amount of $75,000 in recognition of his multi-year contribution to the acquisition.

(ix) Compensation Recoupment Policy.  The board of directors has adopted a Compensation Recoupment Policy providing that the committee may in its sole discretion require reimbursement of any cash or equity-based award paid or payable to a current or former executive officer of the Company based partially or entirely upon the attainment of objective performance criteria (“incentive compensation”) in certain circumstances. The committee may require reimbursement from an executive officer who received incentive compensation based on erroneous financial data if the Company is required to restate its financial statements due to material noncompliance with financial reporting requirements under the federal securities laws or if the committee determines that any action by the executive officer or an employee under his or her direct supervision constituted noncompliance with the Company’s Code of Business Conduct and Ethics to the material detriment of the Company. Unless the committee determines that the executive officer engaged in misconduct that caused or contributed to a required restatement of financial statements or that the violation of the Code of Business Conduct and Ethics was committed by the executive officer or by an employee under his or her direct supervision with the actual or constructive knowledge of the executive officer, the committee may recover only to the extent of any positive bonus bank balance credited to the executive officer under the EVA Plan. If the committee so determines, it may pursue recovery from the executive officer in its discretion, in accordance with applicable law.

ix) Anti-Hedging Policy.  The Company has a policy prohibiting a director or officer from, directly or indirectly, engaging in any hedging transaction that reduces or limits the director’s or officer’s economic risk with respect to his or her ownership interests in the Company. Prohibited transactions include the purchase by a director or officer of financial instruments including prepaid variable forward contracts, equity swaps, collars, puts, calls or other derivative securities that are designed to hedge or offset a decrease in the market value of the Company’s stock.

C. Stock-Based Compensation.  Grants of restricted stock to executive officers and other key employees of the Company including the named executive officers are intended to provide them with an incentive to make decisions that are in the long-term best interests of the Company and to balance the shorter-term annual cash incentive component of executive compensation. Stock-based compensation is also intended to align the financial interests of management with those of the Company’s shareholders, since the value of a share of restricted stock is dependent upon the Company’s performance and the recognition of that performance in the market for the Company’s stock. The grant date value of shares granted in June 2019 represented 2.55 times base salary for Mr. Dennis, 1.6 times base salary for Ms. Vaughn and Mr. Tucker, 1.25 times base salary for Mr. Desai and Mr. Gallione and 1.0 times base salary for Mr. Ewoldsen.

Stock-based incentive awards in the form of restricted stock are typically granted to executive officers and other key employees once annually. The committee does not attempt to time stock-based incentive grants in relation to the Company’s release of material information. Since 2009, annual incentive grants have been awarded in June. The committee has also occasionally made grants to newly-hired key employees at its next meeting after their employment commenced.

Since 2008, the committee has awarded equity compensation in the form of restricted stock. The restricted stock is subject to forfeiture upon termination of the grantee’s employment prior to vesting, which occurs in four equal annual increments with respect to all currently outstanding grants to executive officers.

The committee, with input and peer group data provided by F.W. Cook for Fiscal 2020, has considered the addition of performance vesting conditions to restricted stock awards. It has concluded that the EVA Plan, with its potential for positive and negative effects on compensation based on performance and the multi-year effects of its banking features, adequately addresses the compensation policy goals that would be served by incorporating such conditions in equity grants and that the combination of such conditions with the relatively high performance sensitivity of the EVA Plan might result in a compensation system with inappropriately high levels of performance leverage. In this connection, the committee has noted that, prior to Fiscal 2019, named executive officers assigned exclusively to the corporate business unit have not earned a positive annual incentive award during any of the prior five fiscal years. Additionally, it believes that the policy goals underlying performance conditions in equity awards are served more efficiently through the cash awards under the EVA Plan than through equity grants, which involve both a charge to earnings and permanent equity dilution, given that a higher number of shares with performance conditions would presumably be necessary to achieve market comparable compensation targets. The committee intends, however, to continue to consider performance conditions and their effect on the overall balance of incentives in the context of future equity grants.

4.  OtherCompensation.

A.  Change of Control Arrangements, Severance Plan and Transition Agreement.

(i) Change of Control Arrangements and Severance Plan. All the named executive officers (except Mr. Dennis) are parties to employment protection agreements which become effective only in the event of a change of control (as defined in the agreements). Each agreement provides for employment by the Company for a term of up to three years following a change of control. In the event that the executive’s employment is terminated under certain circumstances during the contractual employment period after a change of control, the executive is entitled to a lump sum payment and the continuation of certain benefits, as described below under the heading “Change of Control Arrangements, Employment Agreements and Severance Plan.” Additionally, awards made by the Company under the Company’s equity incentive plans become immediately vested and exercisable upon a “change of control” (as defined in the plans), provided that, awards made by the Company under the Second Amended and Restated 2009 Equity Incentive Plan become immediately vested and exercisable upon a “change of control” unless the award is assumed by the acquirer or new rights meeting certain conditions are substituted therefor.

The Company maintains a Severance Plan for monthly-paid salaried employees to provide for certain benefits to covered employees (including the named executive officers) in the event of a Company-initiated separation from the Company other than for cause (as defined in the Severance Plan). Under the terms of the Severance Plan, an eligible employee is entitled to one week of base salary at the termination date multiplied by each year of service with the Company with a maximum of 24 weeks and a minimum of two weeks. The Severance Plan is discussed in further detail under the heading “Change of Control Arrangements, Employment Agreements and Severance Plan.”

The Company believes that reasonable severance and change of control benefits are necessary in order to recruit and retain effective senior managers. These severance benefits reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time, and are a product of a recruiting environment within our industry that has historically been competitive. The Company also believes that a change of control arrangement will provide an executive security that will likely reduce the reluctance of an executive to pursue a change of control transaction that could be in the best interests of shareholders.

(ii) Transition Agreement. In connection with Mr. Dennis’s decision to retire as chief executive officer of the Company as of February 1, 2020 (the “Effective Time”), Mr. Dennis and the Company entered into a Transition Agreement (the “Transition Agreement”) whereby, following the Effective Time and until June 30, 2020 (the “Transition Period”), Mr. Dennis will remain employed by the Company as executive chairman of the Company’s board of directors and will provide certain transition services to the Company. In exchange for such services (and conditioned upon Mr. Dennis’ execution of a general release of claims against the Company), pursuant to the Transition Agreement: (i) Mr. Dennis will receive a monthly salary of $10,000 per month, up to a maximum of $50,000 during the Transition Period; (ii) the Company will reimburse Mr. Dennis for all reasonable, documented expenses of types authorized by the Company and incurred by him during the Transition Period in the performance of his duties under the Transition Agreement; (iii) the Company will provide employee and fringe benefits to Mr. Dennis during the Transition Period under any and all employee benefits plans and programs which are made available to the Company’s executive officers and in which Mr. Dennis participated prior to the Effective Time and remains eligible following the Effective Time; and (iv) in the event of a Change in Control (as defined in the Company’s Second Amended and Restated 2009 Equity Incentive Plan) prior to the Effective Time or Mr. Dennis’ earlier termination under conditions specified in the Transition Agreement, any acquiror would not be able to assume Mr. Dennis’s outstanding restricted stock awards, and such awards would be subject to the accelerated vesting provisions applicable to unassumed awards set forth in Section 13.1 of the Second Amended and Restated 2009 Equity Incentive Plan. Additionally, Mr. Dennis will not be entitled to receive any awards after the Effective Time under any of the Company’s equity incentive plans, and all awards previously granted to Mr. Dennis will continue to vest in accordance with their terms during the Transition Period.

B.  Defined Benefit, Defined Contribution and Deferred Income Plans.

(i) Defined Benefit Pension Plan. The Genesco Retirement Plan (the “Retirement Plan”) was a noncontributory, qualified pension plan. Prior to December 31, 1995, the Retirement Plan provided retirement benefits to eligible participants based on a formula taking into consideration the average of the ten highest consecutive years’ earnings of the participant, years of benefit service and other factors. Effective January 1, 1996, the Retirement Plan was amended to establish a cash balance formula. Benefits earned prior to that date under the 10-year average formula were preserved as of that date. Effective January 1, 2005, the cash balance formula was frozen and benefit accruals ceased. Beginning in 2005, participant accounts were credited annually with the lesser of (a) 7% or (b) the annual rate of interest on 30-year Treasury securities for the month of December immediately preceding the Plan Year (as defined in the Retirement Plan) for which the rate applied (the “Interest Rate Credit Payment”). The Company previously made a supplemental, “makeup” payment outside the Retirement Plan equal to the amount, if any, by which (a) exceeds (b), and the amount of other contributions that were lost when the Retirement Plan was frozen, equal to 2.5% of compensation up to the Social Security wage base and 4% of compensation above it. The Retirement Plan was terminated effective June 30, 2019.

For Fiscal 2020, the named executive officers who are participants in the Retirement Plan received the following “makeup” payments:

Ms. Vaughn	$14,420
Mr. Gallione	$19,710
Mr. Ewoldsen	$13,811

In connection with the termination of the Retirement Plan, the Interest Rate Credit Payment was eliminated on a go-forward basis beginning on January 1, 2020, with the last payment being made on or around February 28, 2020. Termination of the Retirement Plan is expected to settle our U.S. pension liability and all benefits under the Retirement Plan (including cash balance benefits) have been paid out to eligible participants who timely elected to receive them or transferred to one or more insurance companies. Based on their elections, participants received payment of their Retirement Plan account balances in the form of: (i) lump sum payments beginning in December 2019, (ii) immediate annuities that began to be paid out in or around March 2020, or (iii) deferred annuities that will not be paid out until a future date.

A participant had no vested benefits under the Retirement Plan until he or she had five years’ service with the Company. Because they had no benefits under the Retirement Plan as of January 1, 2005, when the cash balance formula was frozen and benefit accruals ceased, Mr. Dennis, Mr. Tucker and Mr. Desai are not participants in the Retirement Plan. The years of benefit service of the participating named executive officers, frozen at January 1, 2005, are: Ms. Vaughn — 1 year; Mr. Gallione — 26 years; and Mr. Ewoldsen — 2 years.

The Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), limited the amount of salary which was taken into account in calculating Retirement Plan benefits. Taking into account the preserved benefits under the average of the ten highest years and the accumulated funds in cash balance formula, assuming that the participant’s accrued benefits at normal retirement are taken in the form of single life annuity, and applying the cash-out that all participants in the Retirement Plan elected to receive as of December 1, 2019 in connection with the termination of the Retirement Plan, there is no annual benefit payable to any participating named executive officer at retirement.

(ii) Defined Contribution Plan.  The Company also offers to all employees (including the named executive officers) a voluntary defined contribution plan (the “401(k) Plan”) designed to comply with Section 401(k) of the Internal Revenue Code. Participants in the 401(k) Plan (including all the named executive officers) may defer a percentage of their qualifying pre-tax compensation for each year. Beginning with calendar year 2006, the Company has made a matching contribution equal to 100% of deferrals up to 3% of compensation (limited to $250,000) plus 50% of the next 2% of compensation (similarly limited) deferred. Matching contribution amounts for each named executive officer for Fiscal 2020 are included in column (i) of the “Summary Compensation Table,” below. Deferrals and matching contributions to the defined contribution plan may be invested in any of a number of mutual fund investments and in a guaranteed income option. Participants may also self-direct their investments, subject to certain restrictions.

(iii) Deferred Income Plan.  The named executive officers, in addition to other eligible employees, may participate in the Genesco Inc. Amended and Restated Deferred Income Plan (the “Deferred Income Plan”). Under the Deferred Income Plan, the participant may elect to defer up to 15% of base salary, 100% of bonus payouts, and 15% of the supplemental “makeup” payment discussed above. Deferrals in the plan are not matched by the Company. The Deferred Income Plan is discussed in further detail under the heading “Nonqualified Deferred Compensation,” below.

C. Perquisites. The Company provides named executive officers with perquisites and other personal benefits that the Company and the committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. All employees, including named executive officers, are entitled to a discount on merchandise sold by the Company equal to 40% off the suggested retail price. Additionally, named executive officers are provided with life insurance that has a death benefit equal to their base salary up to $500,000.

5.  TaxConsiderations.

Tax Deductibility of Compensation. The committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. Prior to the effective date of the Tax Cuts and Jobs Act of 2017, certain compensation that constituted “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code was not counted toward the $1,000,000 cap on deductible compensation. The Tax Cuts and Jobs Act of 2017 removed the exemption for “qualified performance-based compensation” generally with respect to grants of compensation made after November 2, 2017. The committee believes it is in the best interests of the Company to continue to follow the approach to executive compensation described in this proxy statement under the heading “Executive Compensation — Compensation Discussion and Analysis,” regardless of federal tax deductibility. Though in years prior to the Company’s 2018 fiscal year the committee has adopted features of the EVA Plan which allowed the performance-based aspects of its annual incentive compensation to constitute “qualified performance-based compensation,” the committee anticipates granting essentially the same proportions of “performance-based” compensation and other compensation in its overall mix of targeted total compensation as before the adoption of the Tax Cuts and Jobs Act of 2017.

COMPENSATION COMMITTEE REPORT

Ms. Barsh and Messrs. Diamond and Bradford served as members of the compensation committee during Fiscal 2020. The compensation committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020.

By the Committee:

Joanna Barsh, Chairperson

James W. Bradford

Matthew C. Diamond

The foregoing report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2020, no member of the compensation committee had at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the compensation committee or entities whose executives serve on the board of directors or the compensation committee that require disclosure under applicable SEC regulations.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation earned by each of the named executive officers for Fiscal 2020, Fiscal 2019 and Fiscal 2018.

	Fiscal Year (b)	Salary ($) (c)(1)	Bonus ($) (d)	Stock Awards ($) (e)(8)	Non-Equity Incentive Plan Compensation ($) (g)(9)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(10)	All Other Compensation ($) (i)(11)	Total ($) (j)

Robert J. Dennis(2)	2020	903,310	-0-	2,211,339	2,290,570	-0-	38,449	5,443,668
Executive Chairman, Former President and	2019	903,310	-0-	2,199,929	1,915,922	-0-	50,743	5,069,904
Chief Executive Officer	2018	903,310	-0-	1,690,752	-0-	-0-	41,549	2,635,611

Mimi E. Vaughn(3)	2020	602,734	-0-	998,450	1,150,563	1,663	51,796	2,805,206
President and Chief Executive Officer and	2019	460,925	-0-	704,298	698,302	-0-	51,473	1,914,998
Former Chief Operating Officer and Chief	2018	460,925	-0-	541,312	-0-	285	53,878	1,056,400
Financial Officer

Melvin G. Tucker(4)	2020	262,812	-0-	521,994	477,994	-0-	72,805	1,335,605
Senior Vice President-Finance and Chief Financial Officer

Parag D. Desai	2020	405,500	75,000(5)	486,651	734,462	-0-	27,127	1,728,740
Senior Vice President – Strategy and	2019	344,793	-0-	444,665	522,360	-0-	25,596	1,337,414
Shared Services	2018	334,750	-0-	331,776	-0-	-0-	22,993	689,519

Mario Gallione(6)	2020	463,500	-0-	556,318	747,394	7,929	52,930	1,828,071
Senior Vice President

Daniel E. Ewoldsen(7)	2020	330,833	-0-	278,669	-0-	2,338	37,772	649,612
Senior Vice President

(1)

The amounts in column (c) include salary voluntarily deferred in the Defined Contribution Plan and the Deferred Income Plan described under the heading “Other Compensation — Defined Benefit, Defined Contribution and Deferred Income Plans” in the “Compensation Discussion and Analysis” section, above, in the following amounts:

	Amount Deferred ($)
Name	Fiscal 2020	Fiscal 2019	Fiscal 2018
Robert J. Dennis	17,292	24,500	24,110
Mimi E. Vaughn	16,982	23,431	24,400
Melvin G. Tucker	6,625	N/A	N/A
Parag D. Desai	12,011	18,550	18,049
Mario Gallione	24,203	N/A	N/A
Daniel E. Ewoldsen	25,683	N/A	N/A

(2)	Mr. Dennis resigned as the Company’s President and Chief Executive Officer on February 1, 2020.

[Footnotes continued on next page.]

(3)	Ms. Vaughn was appointed President and Chief Executive Officer on February 2, 2020.

(4)	Mr. Tucker began employment with the Company as Senior Vice President – Finance and Chief Financial Officer on June 24, 2019.

(5)	Mr. Desai was awarded a one-time bonus in connection with the Togast acquisition.

(6)	Mr. Gallione was not an executive officer of the Company prior to Fiscal 2020.

(7)	Mr. Ewoldsen was not an executive officer of the Company prior to Fiscal 2020.

(8)

The amounts in column (e) represent the aggregate grant date fair value of restricted stock awards, calculated in accordance with ASC Topic 718 “Compensation — Stock Compensation” (“ASC 718”) by multiplying the closing price of the Company’s common stock on the NYSE on the grant date by the number of shares granted.

(9)

The amounts in column (g) are cash awards under the Company’s EVA Plan, discussed in greater detail under the heading “Elements of Direct Compensation — Annual Incentive Compensation” in the “Compensation Discussion and Analysis” section, above. They include amounts voluntarily deferred by the named executive officers in the Company’s 401(k) Plan and Deferred Income Plan, discussed under the heading “Other Compensation — Defined Benefit, Defined Contribution and Deferred Income Plans” in the “Compensation Discussion and Analysis” section, above. Of the amounts reported in column (g), the named executive officers elected to defer the following amounts in the 401(k) Plan and/or the Deferred Income Plan:

	Amount Deferred ($)
Name	Fiscal 2020	Fiscal 2019	Fiscal 2018
Robert J. Dennis	$14,736	7,708	-0-
Mimi E. Vaughn	9,022	8,124	-0-
Melvin G. Tucker	N/A	N/A	N/A
Parag D. Desai	13,418	7,292	-0-
Mario Gallione	N/A	N/A	N/A
Daniel E. Ewoldsen	N/A	N/A	N/A

Pursuant to the Company’s EVA Plan, 50% of any positive awards earned in excess of two times the target award during the next three fiscal years will be applied to repay the negative award and not paid out. See “Compensation Discussion and Analysis — Elements of Direct Compensation — Annual Incentive Compensation — Bonus Bank.” The following named executive officers accrued a negative award with respect to Fiscal 2020 in the amounts set forth below:

Robert J. Dennis	$-0-
Mimi E. Vaughn	$-0-
Melvin G. Tucker	$-0-
Parag D. Desai	$-0-
Mario Gallione	$-0-
Daniel E. Ewoldsen	$(351,469)

[Footnotes continued on next page.]

Bonuses reported in column (g) of the Summary Compensation Table below are bonuses actually payable for the years indicated, reflecting, where applicable, reductions of amounts otherwise payable by the recapture of previously accrued negative balances pursuant to the “banking” feature of the EVA Plan and positive bank balances held back in prior years that became payable for the year indicated because of performance in that year. For Fiscal 2020, Mr. Dennis’ payout was reduced by $393,618, Ms. Vaughn’s by $197,716, Mr. Desai’s by $126,212 and Mr. Gallione’s by $52,144.

The amounts reported for Fiscal 2020 include, for each of the named executive officers, the following amounts attributable to prior-year positive “bank” balances that became payable based on Fiscal 2020 performance:

Robert J. Dennis	$-0-
Mimi E. Vaughn	$-0-
Melvin G. Tucker	N/A
Parag D. Desai	$-0-
Mario Gallione	$-0-
Daniel E. Ewoldsen	$-0-

(10)

The amounts in column (h) are the aggregate increase, if any, in the actuarial present value of the named executive officers’ benefits under the Retirement Plan, determined using interest rate and mortality assumptions consistent with those used in the Company’s financial statements. No named executive officer had earnings or loss on nonqualified deferred compensation under the Company’s Deferred Income Plan described under the heading “Other Compensation — Defined Benefit, Defined Contribution and Deferred Income Plans” in the “Compensation Discussion and Analysis” section, above, that exceed 120% of the applicable federal long-term interest rate. Negative changes in the actuarial value of Retirement Plan benefits are not reflected in column (h).

(11)

The amounts in column (i) for Fiscal 2020 include, for each named executive officer, life insurance premiums paid by the Company, and an employee discount on merchandise sold by the Company that is available to all employees. For all the named executive officers, the amounts in column (i) include a matching contribution to the Company’s 401(k) Plan. For all the named executive officers, except Mr. Tucker, they include a medical stipend and additional “gross-up” payments to cover federal tax liability in the following amounts for Fiscal 2020: Mr. Dennis — $2,954; Ms. Vaughn — $2,734; Mr. Desai — $2,081; Mr. Gallione — $3,494; and Mr. Ewoldsen — $2,081. For all the named executive officers except Mr. Dennis, Mr. Tucker and Mr. Desai, the amounts in column (h) include the supplemental retirement payment discussed under the heading “Defined Benefit, Defined Contribution and Deferred Income Plans.” For all the named executive officers except Mr. Gallione, Mr. Ewoldsen and Mr. Tucker, the amounts in column (i) include tax preparation services. They include additional “gross-up” payments to cover federal tax liability with respect to tax preparation services in the following amounts for Fiscal 2020: Mr. Dennis — $1,773; Ms. Vaughn — $861; and Mr. Desai — $1,017. Reimbursement for tax preparation services has been eliminated as a benefit beginning in Fiscal 2021. For Mr. Ewoldsen, they include a matching charitable contribution, available to all employees. For Mr. Tucker, they include $34,539 in payments relating to moving expenses and a payment of $25,000 in connection with his relocation.

GRANTS OF PLAN BASED AWARDS FOR FISCAL 2020

The following table shows, for each of the named executive officers, information regarding his or her target award under the Company’s EVA Plan for Fiscal 2020 and grants of restricted stock under the Second Amended and Restated 2009 Equity Incentive Plan in Fiscal 2020.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#) (f)(2)	All Other Option Awards: Number of Securities Underlying Options (#) (g)	Exercise or Base Price of Option Awards ($/Sh) (h)	Grant Date Fair Value of Stock and Option Awards (i)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)(1)		Maximum ($) (e)
Robert J. Dennis	N/A		$948,476			—	—	—	—

	June 26, 2019	—	—		—	52,056	—	—	$2,211,339

Mimi E. Vaughn	N/A		$476,424	(3)		—	—	—	—

	June 26, 2019	—	—		—	23,504	—	—	$998,450

Melvin G. Tucker	N/A		$190,313	(4)		—	—	—	—

	June 26, 2019	—	—		—	12,288	—	—	$521,994

Mario Gallione	N/A		$347,625			—	—	—	—

	June 26, 2019	—	—		—	13,096	—	—	$556,318

Parag D. Desai	N/A		$304,125			—	—	—	—

	June 26, 2019	—	—		—	11,456	—	—	$486,651

Daniel E. Ewoldsen	N/A		$151,875	(5)		—	—	—	—

	June 26, 2019	—	—		—	6,560	—	—	$278,669

(1)

Columns (c), (d) and (e) relate to the Company’s EVA Plan. As discussed in detail under the heading “Annual Incentive Compensation” in the “Compensation Discussion and Analysis,” potential awards are uncapped (although any award in excess of three and one-third times the target is mandatorily deferred and at risk for future performance) and negative awards that may be offset against positive bonus bank balances deferred from past years and from future positive awards are possible. Consequently, no “threshold” (column (c)) or “maximum” (column (e)) is applicable.

(2)

Column (f) reflects awards of restricted stock under the Company’s Second Amended and Restated 2009 Equity Incentive Plan, the grant date fair values of which were calculated in accordance with ASC 718 by multiplying the closing price of the Company’s common stock on the NYSE on the grant date by the number of shares granted.

(3)	Target for Ms. Vaughn reflects proration due to a change in her target percentage during Fiscal 2020 effective May 1, 2019 in connection with her appointment as Chief Operating Officer.

(4)	Target for Mr. Tucker reflects proration based on his employment date of June 24, 2019.

(5)

Target for Mr. Ewoldsen reflects proration due to a change in his target percentage during Fiscal 2020 effective July 1, 2019 in connection with his additional responsibilities as president of Johnston & Murphy.

OUTSTANDING EQUITY AWARDS AT FISCAL 2020 YEAR-END

The following table shows, for each named executive officer, certain information concerning vested and unvested equity awards outstanding at February 1, 2020. The awards include restricted stock, as described under the heading “Stock-Based Compensation” in the “Compensation Discussion and Analysis,” above.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Robert J. Dennis	127,566	5,015,895
Mimi E. Vaughn	47,679	1,874,738
Melvin G. Tucker	12,288	483,164
Mario Gallione	26,455	1,040,211
Parag D. Desai	26,511	1,042,413
Daniel E. Ewoldsen	11,849	465,903

(1)	The shares of restricted stock vest on the following schedule:

Name	Grant Date	Restricted Shares Outstanding	Vesting Increments
Robert J. Dennis	6/23/2016	8,751	8,751 on 6/28/2020
	6/21/2017	26,418	13,209 on 6/28/2020
			13,209 on 6/28/2021
	6/27/2018	40,341	13,447 on 6/28/2020
			13,447 on 6/28/2021
			13,447 on 6/28/2022
	6/26/2019	52,056	13,014 on 6/28/2020
			13,014 on 6/28/2021
			13,014 on 6/28/2022
			13,014 on 6/28/2023
Mimi E. Vaughn	6/23/2016	2,802	2,802 on 6/28/2020
	6/21/2017	8,458	4,229 on 6/28/2020
			4,229 on 6/28/2021
	6/27/2018	12,915	4,305 on 6/28/2020
			4,305 on 6/28/2021
			4,305 on 6/28/2022
	6/26/2019	23,504	5,876 on 6/28/2020
			5,876 on 6/28/2021
			5,876 on 6/28/2022
			5,876 on 6/28/2023
Melvin G. Tucker	6/26/2019	12,288	3,072 on 6/28/2020
			3,072 on 6/28/2021
			3,072 on 6/28/2022
			3,072 on 6/28/2023

[Footnotes continued on next page.]

Name	Grant Date	Restricted Shares Outstanding	Vesting Increments
Mario Gallione	6/23/2016	1,144	1,144 on 6/28/2020
	6/21/2017	3,458	1,729 on 6/28/2020
			1,729 on 6/28/2021
	6/27/2018	8,757	2,919 on 6/28/2020
			2,919 on 6/28/2021
			2,919 on 6/28/2022
	6/26/2019	13,096	3,274 on 6/28/2020
			3,274 on 6/28/2021
			3,274 on 6/28/2022
			3,274 on 6/28/2023
Parag D. Desai	6/23/2016	1,717	1,717 on 6/28/2020
	6/21/2017	5,184	2,592 on 6/28/2020
			2,592 on 6/28/2021
	6/27/2018	8,154	2,718 on 6/28/2020
			2,718 on 6/28/2021
			2,718 on 6/28/2022
	6/21/2019	11,456	2,864 on 6/28/2020
			2,864 on 6/28/2021
			2,864 on 6/28/2022
			2,864 on 6/28/2023
Daniel E. Ewoldsen	6/23/2016	565	565 on 6/28/2020
	6/21/2017	1,736	868 on 6/28/2020
			868 on 6/28/2021
	6/27/2018	2,988	996 on 6/28/2020
			996 on 6/28/2021
			996 on 6/28/2022
	6/26/2019	6,560	1,640 on 6/20/2020
			1,640 on 6/28/2021
			1,640 on 6/28/2022
			1,640 on 6/28/2023

(2)	Market value is calculated based on the closing price of the Company’s common stock on the NYSE on January 31, 2020 ($39.32), the last trading day prior to the end of Fiscal 2020.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2020

The following table shows, for each named executive officer, certain information about his or her shares of restricted stock that vested during Fiscal 2020:

	Stock Awards

Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Robert J. Dennis	43,677	1,847,100
Mimi E. Vaughn	13,984	591,383
Melvin G. Tucker	-0-	-0-
Mario Gallione	6,841	289,306
Parag D. Desai	8,650	365,808
Daniel E. Ewoldsen	2,942	124,417

(1)	Amounts reflect gross shares vested which excludes shares withheld for taxes.

(2)	Amounts reflect the product of the closing price of the Company’s common stock on the NYSE on the vesting date ($42.29) multiplied by the number of shares vested.

PENSION BENEFITS IN FISCAL 2020

The following table shows, for each of the named executive officers, his or her number of years credited service and the actuarial present value of his or her accumulated benefit under the Retirement Plan, discussed in “Compensation Discussion and Analysis — Defined Benefit, Defined Contribution and Deferred Income Plans,” above. Both credited service and the present value of the accumulated benefit are calculated as of February 1, 2020, the plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for Fiscal 2020. The valuation method and material assumptions reflected in the calculation of the present value of the accumulated benefit are those included in “Note 11. Defined Benefit Pension Plans and Other Postretirement Benefit Plans” to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2020.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Robert J. Dennis	Genesco Retirement Plan	-0-	-0-	-0-
Mimi E. Vaughn	Genesco Retirement Plan	1	-0-	22,354
Melvin G. Tucker	Genesco Retirement Plan	-0-	-0-	-0-
Parag D. Desai	Genesco Retirement Plan	-0-	-0-	-0-
Mario Gallione	Genesco Retirement Plan	26	-0-	251,550
Daniel E. Ewoldsen	Genesco Retirement Plan	2	-0-	25,180

(1)

The years of benefit service of named executive officers participating in the Retirement Plan were frozen at January 1, 2005. See “Compensation Discussion and Analysis — Defined Benefit, Defined Contribution and Deferred Income Plans,” above, for further details.

NON-QUALIFIED DEFERRED COMPENSATION

The following table shows, for each named executive officer, his or her contributions to and investment earnings on balances in the Company’s Deferred Income Plan, described under the heading “Deferred Income Plan” in the “Defined Benefit, Defined Compensation, and Deferred Income Plans” section of the “Compensation Discussion and Analysis,” above. Earnings on plan balances are from investments selected by the participants, which may not include Company securities.

Name (a)	Executive Contributions in Last FY ($) (b)(1)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)(2)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)(3)
Robert J. Dennis	-0-	-0-	92,630	-0-	1,046,106
Mimi E. Vaughn	-0-	-0-	21,400	(74,070)	115,768
Melvin G. Tucker	-0-	-0-	-0-	-0-	-0-
Mario Gallione	-0-	-0-	3,083	-0-	25,342
Parag D. Desai	-0-	-0-	-0-	-0-	-0-
Daniel E. Ewoldsen	-0-	-0-	2,404	-0-	18,753

(1)	All amounts reported in column (b) are included in the salary reported for each named executive officer in column (c) of the Summary Compensation Table for Fiscal 2020.

(2)

Because no named executive officer’s deferred compensation earnings for Fiscal 2020 constituted above-market interest under the disclosure requirements applicable to the Summary Compensation Table, above, none of the amounts reported in column (d) are reflected in column (h) of the Summary Compensation Table.

(3)

The amount reported in column (f) includes, for each named executive officer, the following amount reported as compensation in the Summary Compensation Table for each of the three fiscal years in the Summary Compensation Table.

	Fiscal 2020	Fiscal 2019	Fiscal 2018
Robert J. Dennis	-0-	-0-	-0-
Mimi E. Vaughn	-0-	-0-	-0-
Melvin G. Tucker	-0-	N/A	N/A
Mario Gallione	-0-	N/A	N/A
Parag D. Desai	-0-	-0-	-0-
Daniel E. Ewoldsen	-0-	N/A	N/A

CHANGE OF CONTROL ARRANGEMENTS, EMPLOYMENT AGREEMENTS

AND SEVERANCE PLAN

All the named executive officers (except for Mr. Dennis) are parties to employment protection agreements (collectively, the “Employment Protection Agreements”). The agreements become effective only in the event of a Change of Control, which is defined as occurring when (i) any person (as defined in Section 3(a)(9) of the Exchange Act, and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any majority owned subsidiary of the Company (a “Subsidiary”) and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), but including a “group” as defined in Section 13(d)(3) of the Exchange Act (a “Person”), becomes the beneficial owner of shares of the Company having at least 20% of the total number of votes that may be cast for the election of directors of the Company (the “Voting Shares”); provided, however, that such an event will not constitute a Change of Control if the acquiring Person has entered into an agreement with the Company approved by the board which materially restricts the right of such Person to direct or influence the management or policies of the Company; (ii) the shareholders of the Company approve any merger or other business combination of the Company, sale of the Company’s assets or combination of the foregoing transactions (a “Transaction”) other than a Transaction involving only the Company and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction (excluding for this purpose any shareholder of the Company who also owns directly or indirectly more than 10% of the shares of the other company involved in the Transaction) continue to have a majority of the voting power in the resulting entity; or (iii) within any 24-month period beginning on or after the date of the agreements, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) cease (for any reason other than death) to constitute at least a majority of the board or of the board of directors of any successor to the Company, provided that any director who was not a director as of the date of the applicable Employment Protection Agreement will be deemed to be an Incumbent Director if such director was elected to the board by, or on the recommendation of or with the approval of, at least two-thirds of the members of the board of directors who then qualified as Incumbent Directors either actually or by prior operation of Section 2(a) of the agreements. Each Employment Protection Agreement provides for employment by the Company for a term of three years following a Change of Control. The executive is to exercise authority and perform duties commensurate with his or her authority and duties existing during the 90 days immediately prior to the Change of Control. He or she is also to receive compensation (including incentive compensation and benefits) during the term in an amount not less than that which he or she was receiving immediately prior to the Change of Control.

If the executive’s employment is terminated by death or Disability (as defined in the agreements) determined in accordance with the Employment Protection Agreements during the term of the agreement, he or she, or his or her legal representative (as applicable), is entitled to receive from the Company, in a lump sum in cash within 30 days from the date of termination (except for payments due to the executive under any employee benefit plan), his or her accrued but unpaid base salary, all amounts owing to him or her under any applicable employee benefit plans, and a bonus equal to the average of the two most recent annual bonuses received by the executive (excluding any year in which no bonus was paid), prorated for the number of days in the current fiscal year that the executive was employed. A deceased executive’s family is also entitled to receive benefits at least equal to the most favorable level of benefits available to surviving families of executives of the Company under provisions of benefit plans relating to family death benefits that were in effect at any time during the 90 days prior to the Change of Control. If the executive is terminated for Cause (as defined in the Employment Protection Agreements) or quits voluntarily (other than on account of Good Reason (as defined in the Employment Protection Agreements)) during the employment period, he or she is entitled to receive from the Company, in a lump sum in cash within 30 days from the date of termination (except for payments due to the executive under any employee benefit plan), the same compensation payable in case of termination by death or disability, except that the prorated bonus would not be payable.

As defined in the Employment Protection Agreements, “Cause” means (i) an act or actions of dishonesty or gross misconduct on the executive’s part which result or are intended to result in material damage to the Company’s business or reputation or (ii) repeated material violations by the executive of his or her obligations under the agreement which violations are demonstrably willful and deliberate on the executive’s part. “Good Reason” is defined to include (i) a good faith determination by the executive that the Company has taken (without his or her consent) action that materially changes his or her authority or responsibilities or materially reduces his or her ability to carry out such responsibilities; (ii) the Company’s failure to comply with provisions of the agreement involving the executive’s compensation, annual bonuses, incentive and savings plans, retirement programs, benefit plans, expenses, vacations and fringe benefits and working conditions; (iii) the Company’s requiring the executive to be employed at a location more than 50 miles further from his or her principal residence than the location at which the executive worked immediately before the agreement became effective; and (iv) the Company’s failure subject to certain exceptions to require a successor to assume and agree to perform under the agreement.

If the executive’s employment is actually or constructively terminated by the Company without Cause, or if the executive terminates his or her employment for Good Reason during the term of the agreement, the executive will be entitled to receive from the Company, in a lump sum in cash within 15 days from the date of termination, his or her base salary through the termination date, and a severance allowance equal to two times (i) his or her annual base salary, plus (ii) the average of his or her two most recent annual bonuses received by the executive (excluding any year in which no bonus was paid), plus (iii) the present value of the annual cost to the Company of obtaining coverage equivalent to the coverage provided by the Company prior to the Change of Control under any welfare benefit plans (including medical, dental, disability, group life and accidental death insurance) plus the annualized value of fringe benefits provided to the executive prior to the Change of Control, plus, in the case of Employment Protection Agreements entered into prior to Fiscal 2020, reimbursement for any excise tax owed thereon and for taxes payable by reason of the reimbursement. Amounts payable under the Employment Protection Agreements are to be reduced by any amount received under the general severance plan described below.

All restricted stock and stock options granted by the Company under the Company’s equity incentive plan generally become immediately vested upon a Change of Control as defined in the applicable equity incentive plan, provided that, awards made by the Company under the Second Amended and Restated 2009 Equity Incentive Plan become immediately vested and exercisable upon a Change of Control unless the compensation committee determines in good faith prior to the Change of Control that such equity award will be honored or assumed, or new rights substituted therefor (an “Alternative Award”), by a participant’s employer immediately following a Change of Control provided that the Alternative Award is (i) based on stock that is traded on an established securities market, (ii) provides the participant with rights and entitlements substantially equivalent to or better than the existing award, including vesting schedule, (iii) has substantially equivalent value to the existing award and (iv) has terms and conditions which provide that if a participant’s employment is involuntarily terminated without cause, or if a participant terminates employment for good reason, such equity award will be deemed immediately vested and exercisable and/or all restrictions shall lapse, and shall be settled for a payment for each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities, or a combination thereof, in an amount equal to the fair market value of such stock on the date of the participant’s termination or the excess of the fair market value of such stock on the date of participant’s termination over the corresponding exercise or base price.

Pursuant to Mr. Dennis’ Transition Agreement, in the event of a Change in Control (as defined in the Company’s Second Amended and Restated 2009 Equity Incentive Plan) prior to the Effective Time or Mr. Dennis’ earlier termination under conditions specified in the Transition Agreement, any acquiror would not be able to assume Mr. Dennis’ outstanding restricted stock awards, and such awards would be subject to the accelerated vesting provisions applicable to unassumed awards set forth in Section 13.1 of the Second Amended and Restated 2009 Equity Incentive Plan.

Summary of Potential Payments Upon a Change of Control

The following table shows for each of the named executive officers, assuming that a Change of Control, followed by immediate involuntary termination of his or her employment (other than for Cause) or by a voluntary termination by the named executive officer for Good Reason, occurred on February 1, 2020, the estimated amounts payable with respect to (a) salary, (b) bonus, (c) the value, based on the closing price of the Company’s stock on the NYSE on January 31, 2020 (the last trading day of the fiscal year) of all previously unvested restricted stock subject to accelerated vesting, (d) the estimated value of the payment related to benefits provided under the Employment Protection Agreement, (e) the non-qualified deferred compensation (which would be paid upon termination for any reason regardless of whether a Change of Control has occurred, under the terms of the Deferred Income Plan), (f) for named executive officers who entered into Employment Protection Agreements prior to Fiscal 2020, the gross-up related to excise taxes that would have been reimbursable to the named executive officer (assuming a 37.0% marginal federal income tax rate), and (g) the total of items (a) through (f). The actual awards and amounts payable can only be determined at the time of each named executive officer’s termination of employment.

Name	Cash Severance (a)(1) ($)	Bonus (b)(2) ($)	Accelerated Stock-Based Compensation (c)(3) ($)	Estimated Benefits Value (d)(4) ($)	Deferred Compensation Payout (e) ($)	Tax Gross-Up (f)(5) ($)	Total (g) ($)
Robert J. Dennis	-0-	-0-	5,015,895	-0-	1,046,106	-0-	6,062,001
Mimi E. Vaughn	1,300,000	1,848,864	1,874,738	144,229	115,768	2,014,531	7,298,130
Melvin G. Tucker	870,000	955,988	483,164	95,024	-0-	-0-	2,404,176
Parag D. Desai	811,000	1,256,822	1,042,413	88,599	-0-	1,268,565	4,467,399
Mario Gallione	927,000	1,720,500	1,040,211	154,428	25,342	-0-	3,867,481
Daniel E. Ewoldsen	670,000	202,530	465,903	116,230	18,753	-0-	1,473,416

1)	Mr. Dennis’ Employment Protection Agreement was terminated on October 31, 2019.

2)	Two times the average of the last two annual bonuses earned by the named executive officer.

3)

The value, based on the closing price of the Company’s common stock on the NYSE on January 31, 2020, of the previously unvested restricted stock that would have vested on an accelerated basis upon the Change of Control.

4)

Includes the present value, calculated using the annual federal short-term rate as determined under Section 1274(d) of the Internal Revenue Code of (a) the annual cost to the Company of obtaining coverage under the welfare benefit plans discussed above and (b) the annualized value of fringe benefits provided to the named executive officer immediately prior to February 1, 2020.

5)

Employment Protection Agreements entered into prior to Fiscal 2020 provide for the reimbursement of the excise tax payable on the Change of Control payment plus income taxes payable on the reimbursement. Beginning in Fiscal 2020, this provision was eliminated from the form of Employment Protection Agreement.

The following table shows, for each of the named executive officers, assuming that a Change of Control, followed by immediate termination of his or her employment because of death or disability, occurred on February 1, 2020, the estimated amounts payable with respect to (a) salary, (b) bonus, (c) the value, based on the closing price of the Company’s common stock on the NYSE on January 31, 2020 (the last trading day of the fiscal year), of all previously unvested restricted stock subject to accelerated vesting, (d) non-qualified deferred compensation, and (e) the total of items (a) through (d):

Name	Cash Severance (a)(1) ($)	Bonus (b)(2) ($)	Accelerated Stock-Based Compensation (c)(3) ($)	Deferred Compensation Payout (d) ($)	Total (e) ($)
Robert J. Dennis	-0-	-0-	5,015,895	1,046,106	6,062,001
Mimi E. Vaughn	-0-	924,432	1,874,738	115,768	2,914,938
Melvin G. Tucker	-0-	477,994	483,164	-0-	961,158
Parag D. Desai	-0-	628,411	1,042,413	-0-	1,670,824
Mario Gallione	-0-	860,250	1,040,211	25,342	1,925,803
Daniel E. Ewoldsen	-0-	101,265	465,903	18,753	585,921

1)	Accrued and unpaid salary of the named executive officers at February 1, 2020.

2)	The average of the last two annual bonuses earned by the named executive officer.

3)

The value, based on the closing price of the Company’s common stock on the NYSE on January 31, 2020, of the previously unvested restricted stock that would have vested on an accelerated basis upon the Change of Control.

The following table shows, for each of the named executive officers, assuming a Change of Control, followed by an immediate voluntary termination (other than for Good Reason) or termination for Cause of his or her employment, occurred on February 1, 2020, the estimated amounts payable with respect to (a) salary, (b) the value, based on the closing price of the Company’s stock on the NYSE on January 30, 2020 (the last trading day of the fiscal year), of all previously unvested restricted stock subject to accelerated vesting, (c) non-qualified deferred compensation, and (d) the total of items (a) through (c):

Name	Cash Severance (a)(1) ($)	Accelerated Stock-Based Compensation (b)(2) ($)	Deferred Compensation Payout (c) ($)	Total (d) ($)
Robert J. Dennis	-0-	5,015,895	1,046,106	6,062,001
Mimi E. Vaughn	-0-	1,874,738	115,768	1,990,506
Melvin G. Tucker	-0-	483,164	-0-	483,164
Parag D. Desai	-0-	1,042,413	-0-	1,042,413
Mario Gallione	-0-	1,040,211	25,342	1,065,553
Daniel E. Ewoldsen	-0-	465,903	18,753	484,656

1)	Accrued and unpaid salary of the named executive officers at February 1, 2020.

2)

The value, based on the closing price of the Company’s common stock on the NYSE on January 31, 2020, of the previously unvested restricted stock that would have vested on an accelerated basis upon the Change of Control.

General Severance Plan. The Company maintains a severance plan for monthly-paid salaried employees to provide for certain benefits in the event of a Company-initiated separation from the Company other than for Cause (as defined in the plan). Under the terms of the plan, an eligible employee is entitled to one week of his or her base salary at the termination date multiplied by each year of service with the Company with a maximum of 24 weeks and a minimum of two weeks. If their employment had been terminated without Cause as of February 1, 2020, the named executive officers would have been entitled to the following severance payments under the plan, which reduce payments due under the Employment Protection Agreements described above: Mr. Dennis — $312,684; Ms. Vaughn — $200,000; Mr. Tucker — $16,731; Mr. Desai — $38,990; Mr. Gallione — $213,923; and Mr. Ewoldsen — $103,077.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company is providing the following information about the relationship of the median annual total compensation of all its employees and the annual total compensation of Robert J. Dennis, its chief executive officer for Fiscal 2020 (the “CEO”). The ratio reported below represents a reasonable estimate, calculated in a manner consistent with Item 402(u) of Regulation S-K.

For Fiscal 2020, the annual total compensation of the Company’s median employee was $3,777. The Company’s median employee was a part-time, hourly-paid employee in one of its retail stores. As reported in the Summary Compensation Table, the annual total compensation of the CEO was $5,443,668.

Based on this information, the ratio of the annual total compensation of the CEO to the median employee was 1,441 to 1 (the “CEO Pay Ratio”).

In calculating the CEO Pay Ratio, the Company first identified all active employees as of November 1, 2019, a date within three months of the end of Fiscal 2020. Including all full-time, part-time, seasonal and temporary employees, as required by SEC rules, the Company had 19,633 U.S. and 5,558 non-U.S. employees on that date. The Company did not exclude any employees whether pursuant to the de minimis exemption for foreign employees or any other permitted exclusion.

The Company identified a new median employee given it experienced a meaningful change to the employee population as a result of the divestiture of Lids Sports Group in February of 2019. To identify its median employee, the Company initially used total taxable compensation based on 2019 W-2 income for U.S. employees and the equivalent for non-U.S. employees. In identifying the median employee, the Company did not annualize compensation for any employees who were employed for less than the full fiscal year. For employees not paid in U.S. dollars, the Company converted their pay into U.S. dollars using the average of month-end exchange rates for the twelve months ended December 31, 2019. The Company then determined the median employee’s total compensation, including any perquisites and other benefits, in the same manner that it determines the total compensation of the named executive officers for purposes of the Summary Compensation Table disclosed in this proxy statement.

Pay ratios reported by the Company’s peers may not be directly comparable to the Company’s because of differences in the composition of each company’s workforce, as well as the assumptions, methodologies, adjustments and estimates used in calculating the pay ratio, as permitted by SEC rules.

DIRECTOR COMPENSATION

Cash and Equity-Based Compensation

In support of the Company’s announced cost-cutting initiatives, beginning in May 2018, the board determined to reduce its compensation by 15%. As a result, each non-employee director’s annual cash retainer was reduced from $87,500 to $74,375, and each received an annual restricted stock award valued at $91,375. Prior to Fiscal 2021, at their option, directors could elect to exchange all or a portion of their cash retainers for shares of restricted stock valued at 75% of the average closing price of the Company’s common stock on the NYSE for the last trading month of the fiscal year prior to the grant. In addition to their retainer as directors, the chairpersons of the board committees received the following additional annual retainers beginning in May 2018: audit committee, $12,750; compensation committee, $8,500; and nominating and governance committee, $17,000. Prior to May 2018, the annual committee retainers for chairpersons were: audit committee, $15,000; compensation committee, $10,000; and nominating and governance committee, $20,000. The Company also reimburses directors for their reasonable out-of-pocket expenses incurred in attending board and committee meetings. Directors who are full-time Company employees do not receive any extra compensation for serving as directors. Beginning in April 2020, the members of the board of directors have agreed to temporarily forgo their cash compensation (and restricted stock received in lieu of cash compensation) in support of the Company’s cost-cutting initiatives associated with the COVID-19 pandemic.

The following table shows, for each director of the Company who was a member of the board during Fiscal 2020 and who is not also a named executive officer, information about the director’s compensation in Fiscal 2020.

Name (a)	Fees Earned or Paid in Cash ($) (b)(1)	Stock Awards ($) (c)(2)	Total ($) (h)
Joanna Barsh	4,958	186,887	191,845
Marjorie L. Bowen	30,990	-0-	30,990
James W. Bradford	-0-	213,553	213,553
Matthew C. Diamond	4,958	200,220	205,178
Marty G. Dickens	-0-	186,887	186,887
Thurgood Marshall, Jr.	74,375	87,720	162,095
Kathleen Mason	74,375	87,720	162,095
Kevin P. McDermott	29,493	167,562	197,055
Joshua E. Schechter	30,990	-0-	30,990
David M. Tehle	30,990	-0-	30,990

(1)

Cash fees include annual director’s retainer and, where applicable, committee chair fees, reduced for Ms. Barsh, Mr. Bradford, Mr. Diamond, Mr. Dickens, and Mr. McDermott by the amount of fees voluntarily exchanged for retainer stock, all as described below.

[Footnotes continued on next page.]

(2)

The amounts in column (c) represent the aggregate grant date fair value of restricted stock amounts, calculated by multiplying the closing price of the Company’s common stock on the NYSE on the grant date by the number of shares granted. On June 26, 2020, the board granted shares of restricted stock with a value (at the average closing price of the stock on the NYSE for the thirty-day period prior to the determination of the number of shares to be granted) of $91,375 to each of the non-employee directors pursuant to the Second Amended and Restated 2009 Equity Incentive Plan. All the shares granted to directors in Fiscal 2020 vest on the earlier of the 2020 annual meeting of shareholders and the first anniversary of the grant date, subject to continued service on the board. Also includes for Ms. Barsh, Mr. Bradford, Mr. Diamond, Mr. Dickens, and Mr. McDermott, the compensation cost computed under FAS 123 related to restricted stock received in voluntary exchange for a portion of their cash compensation. At February 1, 2020, directors who were not also named executive officers had the following restricted stock awards outstanding:

Name	Restricted Shares Outstanding
Joanna Barsh	12,091
Marjorie L. Bowen	-0-
James W. Bradford	11,369
Matthew C. Diamond	12,754
Marty G. Dickens	12,091
Thurgood Marshall, Jr.	6,663
Kathleen Mason	6,663
Kevin P. McDermott	10,302
Joshua E. Schechter	-0-
David M. Tehle	-0-

PROPOSAL 2

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The U.S. Congress has enacted requirements commonly referred to as the “Say on Pay” rules. As required by Section 14A of the Exchange Act, the Company seeks shareholders’ non-binding, advisory vote to approve the compensation of the named executive officers as disclosed in the “Compensation Discussion and Analysis” section, the accompanying tables and related narrative discussion contained in this Proxy Statement.

As described in detail in the “Compensation Discussion and Analysis” section, the Company’s executive compensation programs are designed to attract and retain executive officers with the skills necessary to achieve its financial and strategic objectives. The Company’s executives are rewarded for their contributions through appropriate incentives tied to the Company’s performance and market value that seek to align their interests with those of its shareholders. The Company believes that the compensation of its named executive officers was reasonable and rewarded the named executive officers for attaining specified goals which do not promote the taking of an unreasonable amount of risk. The “Compensation Discussion and Analysis” section of this Proxy Statement and the related tables and narrative discussion provide additional details on the Company’s executive compensation, including its compensation philosophy and objectives and the Fiscal 2020 compensation of the named executive officers.

The 2020 “Say on Pay” proposal gives you as a shareholder another opportunity to endorse or not endorse the compensation the Company paid to the named executive officers through the following resolution:

RESOLVED: That the shareholders of Genesco Inc. approve the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section and related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2020 Annual Meeting of Shareholders.

Because your vote is advisory, it will not be binding on the board or the Company. However, the board will review the voting results and take them into consideration when making future decisions regarding executive compensation for named executive officers. The current frequency of the non-binding, advisory vote to approve the compensation of all named executive officers is annual. The next such vote will occur at the 2021 annual meeting of shareholders.

The board of directors unanimously recommends a vote FOR the approval of the Company’s compensation of our named executive officers on a non-binding, advisory basis.

PROPOSAL 3

APPROVAL OF GENESCO INC. 2020 EQUITY INCENTIVE PLAN

The compensation committee and the board believe that a key element of officer, key employee, non-employee director and consultant compensation is stock-based incentive compensation. Stock-based compensation advances the interests of the Company by encouraging and providing for the acquisition of equity interests in the Company by officers, key employees, non-employee directors and consultants, thereby providing substantial motivation for superior performance and aligning their interest with shareholders of the Company.

In May 2020, the board adopted, subject to shareholder approval, the Genesco Inc. 2020 Equity Incentive Plan (the “Plan”). The Plan is designed to enhance the flexibility to adapt to changing economic and competitive conditions and grant equity awards to our officers, key employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the board and/or the compensation committee. A copy of the Plan is attached as Appendix A to this proxy statement and is incorporated herein by reference. If approved by shareholders, the Plan will be effective as of June 25, 2020 (the “Effective Date”).

The Plan is intended to replace the Company’s existing incentive compensation plan, the Genesco Inc. Second Amended and Restated 2009 Equity Incentive Plan (the “Prior Plan”). As of February 1, 2020, there were 916,680 shares of common stock available for issuance under the Prior Plan. However, if our shareholders do not approve the proposed share increase under the Plan, we believe we will not be able to continue to offer competitive equity packages to retain our current employees and hire new employees, and that we may not be competitive with other companies that offer equity. If the Plan is not approved by our shareholders, no awards will be made under the Plan, and the Prior Plan will remain in effect. If the Plan is approved by our shareholders, outstanding awards issued under the Prior Plan will continue to be governed by the Prior Plan. Following the Effective Date, no further grants will be made under the Prior Plan and we will make all future equity awards out of the Plan.

The compensation committee and board of directors believe that the approval of the Plan is essential to further the long-term stability and financial success of the Company by attracting, motivating and retaining qualified employees through the use of stock-based incentives. In determining the number of additional shares to be made available for grant under the Plan, the board and the compensation committee considered the number and types of awards made by the Company in recent years under the Prior Plan, the expected future practices with respect to equity awards to the Company’s executive officers and proxy advisory firm guidelines.

The board of directors recommends a vote FOR approval of the Genesco Inc. 2020 Equity Incentive Plan and your proxy will be so voted unless you specify otherwise.

Summary of Material Features of the Plan

The material features of the Plan that will be implemented if shareholders approve the proposed Plan include the following:

Plan Feature	Plan Terms

Authorized Shares (Section 4.1 of the Plan)	(a) 1,831,120 shares (which includes (i) 914,440 additional shares authorized pursuant to the Plan, and (ii) 916,680 shares authorized and available for grant as of February 1, 2020, under the Prior Plan), less (b) any shares (adjusted based on the fungible share counting provision set forth below) granted under the Prior Plan after February 1, 2020 and prior to the Effective Date.

Fungible Share Counting (Section 4.1 of the Plan)	Under the Plan, each share subject to a full-value award would reduce the share reserve by 1.72 shares, and each share subject to an option or stock appreciation right (“SAR”) would reduce the share reserve by one share.

Expiration Date (Section 16.2 of the Plan)	The Plan expires on June 25, 2030.

Limited Share Recycling (Section 4.1 of the Plan)	The following shares underlying any award will not again become available for awards under the Plan: (1) shares tendered or withheld in payment of the option price of an option; (2) shares tendered or withheld to satisfy any tax withholding obligation with respect to an option or SAR; (3) shares repurchased by the Company with proceeds received from the exercise of an option; and (4) shares subject to a SAR that are not issued in connection with the stock settlement of that SAR upon its exercise.

Forfeited Awards (Section 4.1 of the Plan)	Under the Plan, full-value awards issued under the Plan or the Prior Plan which terminate, expire or are settled for cash, forfeited or canceled will be added back to the share reserve on a 1.72-to-one basis; all other awards made under the Plan or the Prior Plan which terminate, expire or are settled for cash, forfeited or canceled will be added back to the share reserve on a one-for-one basis.

No Repricing (Section 6.2 of the Plan)	The 2020 Plan prohibits the repricing of stock options or SARs without shareholder approval. This restriction applies to both direct repricing (lowering the option price of a stock option) and indirect repricing (canceling an outstanding stock option in exchange for a cash award or another award).

Minimum Vesting Requirement (Section 4.4 of the Plan)	Subject to limited exceptions, no award will have a vesting period of less than one year. Up to 5% of the awards under the Plan will not be subject to this requirement.

Recoupment/ Clawback Provision (Section 14.3 of the Plan)	In addition to the permissive recoupment provisions set forth in the Plan, all awards will be subject to recoupment under certain circumstances, including to the extent (1) set forth in any award agreement, (2) the recipient is subject to the Company’s existing recoupment policy (which applies to cash and equity-based incentive compensation), or (3) the recoupment provisions of the Sarbanes-Oxley Act apply to the recipient.

Limit on Non-Employee Director Compensation (Section 10.2 of the Plan)	The aggregate value of all compensation (both cash and equity) paid or granted, as applicable, to any non-employee director in any calendar year shall not exceed $500,000 (subject to exceptions for extraordinary circumstances such as service on a special committee).

We recognize that equity-based compensation programs dilute shareholder equity and need to be used judiciously. We manage our long-term dilution by considering the number of shares subject to equity-based awards that we grant annually, commonly expressed as a percentage of total shares outstanding and referred to as burn rate. Burn rate is a key measure of dilution that shows how rapidly a company is depleting its shares reserved for equity-based compensation plans, and differs from annual dilution because it does not take into account cancellations and other shares returned to the reserve. We believe our historical share utilization rate has been prudent and mindful of shareholder interests.

Burn Rate Information. The table below sets forth information regarding historical awards granted in Fiscal 2020, Fiscal 2019 and Fiscal 2018 and the corresponding Burn Rate (as such terms are defined below):

	Fiscal 2020	Fiscal 2019	Fiscal 2018
Stock options granted(1)	0	0	0
Full-value awards (restricted stock) granted(2)	295,184	388,481	386,844
Total awards granted	295,184	388,481	386,844
Weighted-average common shares outstanding(3)	15,544,000	19,351,000	19,218,000
Annual Burn Rate(4)	1.90%	2.01%	2.01%
Three Year Average Annual Burn Rate	1.97%

(1)	During the last three fiscal years, the Company has not granted any stock options to its employees, officers or directors.

(2)	Consists of time-based restricted stock awards granted to employees, officers and directors during the applicable fiscal year.

(3)

For purposes of the calculation above, weighted-average common shares outstanding is calculated using the basic shares outstanding, as reported in the footnotes to our Annual Report on Form 10-K for the applicable year.

(4)	Burn Rate for an applicable fiscal year is equal to (i) the number of full-value awards granted during such year divided by (ii) the weighted-average common shares outstanding during such year.

On May 4, 2020, the closing price of a share of common stock on the NYSE was $17.30 per share.

Overhang Information–Expiring Prior Plan (as of February 1, 2020). An additional metric that the Company uses to measure the cumulative impact of its equity incentive program is overhang. The Company’s actual overhang as of February 1, 2020 was 9.4%, which is calculated as (i) the sum of (A) all unvested equity-based awards outstanding (0 stock options and 615,146 shares of restricted stock) and (B) the total number of shares available to be granted under the Prior Plan (916,680), divided by (ii) the sum of the total number of our common shares outstanding (14,697,206), plus (A) and (B).

Overhang Information–2020 Plan (as of February 1, 2020). As of February 1, 2020 (taking into account the impact of our adoption of the Plan (assuming the Plan is adopted by our shareholders at the Annual Meeting) and including the 916,680 previously authorized shares carried over from the Prior Plan), the Company’s overhang would have been 14.3%, which is calculated as (i) the sum of (A) all unvested equity-based awards outstanding (0 stock options and 615,146 shares of restricted stock) and (B) the total number of shares available to be granted under the 2020 Plan, prior to reduction for any awards granted pursuant to the Prior Plan after February 1, 2020 (1,831,120), divided by (ii) the sum of the total number of our common shares outstanding on February 1, 2020 (14,697,206), plus (A) and (B).

The Company believes that the burn rate and overhang referenced above reflect the sound compensation practices of the Company and represent a judicious use of equity for compensation purposes.

In determining to adopt the 2020 Plan and recommend the 2020 Plan to the Company’s shareholders, the Committee and the Board considered various factors, including the provisions included in the 2020 Plan, the number and type of awards made by us in recent years under the Prior Plan, our burn rate, our overhang (including our potential overhang if the 2020 Plan is approved by the Company’s shareholders), and the guidelines of certain proxy advisory firms.

Summary of the Plan

The following description of certain features of the Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Plan, which is attached hereto as Appendix A.

The purpose of the Plan is to promote the interests of the Company and its shareholders by, among other things, (i) attracting and retaining key officers, employees and directors of, and consultants to the Company and its subsidiaries and affiliates, (ii) motivating those individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling those individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by those individuals, and (v) linking the compensation of those individuals to the long-term interests of the Company and its shareholders.

Shares Available for Awards under the Plan. Under the Plan, awards may be made in cash or in common stock of the Company in a number of shares not to exceed the Share Reserve. The Plan authorizes awards with respect to 1,831,120 shares that may be granted after the Effective Date, minus one share for every share subject to an option or SAR granted after February 1, 2020 and prior to the Effective Date under the Prior Plan and one and seventy-two one hundredths (1.72) shares for every share that was subject to an award other than option or SAR granted after February 1, 2020 and prior to the Effective Date under the Prior Plan (the “Share Reserve”). After the Effective Date, the Share Reserve will be decreased by one (1) share for each option or SAR granted under the Plan, and each share issuable pursuant to an award other than an option or SAR under the Plan will reduce the Share Reserve by one and seventy-two one hundredths (1.72) shares. The number of shares with respect to which incentive stock options may be granted shall be no more than 1,831,120.

Shares of common stock subject to awards under the Plan that are canceled, forfeited, expire unexercised, settled in cash or otherwise terminated without a delivery of shares of common stock to the participant, will again become available for awards under the Plan. If any award granted under the Prior Plan expires, terminates, is settled in cash (in whole or in part) or otherwise is forfeited or canceled for any reason before it has vested or been exercised in full after February 1, 2020, the shares subject to such award will, to the extent of such expiration, cash, settlement, forfeiture, or termination, be available for awards under the Plan. In the event that withholding tax liabilities arising from an award (i) other than an option or SAR under the Plan or (ii) an award other than an option or SAR granted under the Prior Plan, are satisfied after February 1, 2020 by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, each share so tendered or withheld shall increase the Share Reserve. The following shares underlying any award will not again become available for issuance under the Plan: (i) shares tendered or withheld in payment of the exercise price of an option, (ii) shares tendered or withheld to satisfy any tax withholding obligation with respect to an option or SAR, (iii) shares repurchased by the Company with proceeds received from the exercise of an option, and (4) shares subject to an SAR that are not issued in connection with the share settlement of that SAR upon its exercise.

Shares of common stock issued under the Plan may be either newly issued shares or shares which have been reacquired by the Company. Any shares that again become available for grant will be added back as (i) one (1) share if such shares were subject to an option or SAR, and (ii) one and seventy-two one hundredths (1.72) shares if such shares were subject to awards other than options or SARs. Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by the Company, or with which the Company combines (“Substitute Awards”), do not reduce the Share Reserve.

In case of a dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of common stock or other securities of the Company, issuance of warrants or other rights to purchase common stock or other securities of the Company, or other similar transaction, the Plan provides that the compensation committee will in an equitable and proportionate manner consistent with the Internal Revenue Code either: (i) adjust (1) the Share Reserve, (2) the number of shares or other securities of the Company subject to outstanding awards, and (3) the grant or exercise price with respect to any award; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding award in exchange for the award’s cancellation.

Eligibility and Administration. Current employees and consultants of the Company or its subsidiaries or affiliates and directors of the Company are eligible to be granted awards under the Plan. As of April 30, 2020, approximately 183 individuals would have been eligible to participate in the Plan had it been effective on such date, which includes seven executive officers, 169 employees who are not executive officers, and seven directors who are not executive officers. The compensation committee will administer the Plan, except with respect to awards to non-employee directors, for which the Plan will be administered by the board. The compensation committee will be composed of not less than two non-employee directors, each of whom will be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder and an independent director as defined by the listing standards of the New York Stock Exchange. Subject to the terms of the Plan, the compensation committee is authorized (among other things) to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the Plan, and make all other determinations which may be necessary or desirable for the administration of the Plan.

Minimum Vesting. Equity-based awards granted under the Plan will vest no earlier than the first anniversary of the date the award is granted (excluding, for this purpose, any (i) substitute awards, (ii) shares delivered in lieu of fully vested cash awards and (iii) awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting); provided, that, the compensation committee may grant equity-based awards without regard to the foregoing minimum vesting requirement with respect to a maximum of 5% of the Share Reserve (subject to adjustment for changes in capitalization); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the compensation committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise.

Stock Options and Stock Appreciation Rights. The compensation committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The compensation committee may specify the terms of such grants subject to the terms of the Plan. The compensation committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option and the grant price of a SAR is determined by the compensation committee, but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the compensation committee, except that no option or SAR may have a term exceeding ten years. Incentive stock options that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs must be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised.

Payment of the option price must be made (i) in cash or cash equivalents, (ii) at the discretion of the compensation committee, by transfer, either actually or by attestation, to the Company of shares that have been held by the participant for such period as may be determined by the compensation committee which have a fair market value on the date of exercise equal to the option price, together with any applicable withholding taxes, (iii) by a combination of such cash and shares, or (iv) by any other method approved or accepted by the committee in its discretion, including, for example, a broker-assisted exercise that complies with applicable law or a net-exercise arrangement. Until the participant has been issued the shares subject to such exercise, he or she will possess no rights as a shareholder with respect to such shares.

No stock option or SAR granted under the Plan is transferable or exercisable by anyone other than the participant, except for certain limited circumstances and for no consideration.

Restricted Shares and Restricted Share Units. The compensation committee is authorized to grant restricted shares of common stock and restricted share units. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the compensation committee in the award agreement. A participant granted restricted shares of common stock generally has most of the rights of a shareholder of the Company with respect to the restricted shares, including the right to vote such shares. A participant will not be entitled to receive dividends or to be credited with dividend equivalents on any restricted shares at the time of any payment of dividends to shareholders on shares of common stock unless and until such award has vested, although such dividends shall be accumulated and paid upon the vesting or settlement of the award unless otherwise determined by the compensation committee. Restricted shares may not be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions. A participant will forfeit their restricted shares, without further obligation or action by the Company, if the participant does not remain in continuous employment of the Company for the restricted period or if any other conditions relating to the restricted shares are not met.

Each restricted share unit is a right for the Participant to receive the fair market value of a share, in cash or in shares, of common stock upon such terms and conditions and subject to such restrictions as set forth in the applicable award agreement. A participant will not be entitled to receive dividends or to be credited with dividend equivalents on any restricted share units at the time of any payment of dividends to shareholders on shares of common stock unless and until such award has vested, although such dividends may be accumulated and paid upon the vesting or settlement of the award as provided by the compensation committee. Except as determined otherwise by the compensation committee, restricted share units may not be transferred, encumbered or disposed of during the applicable restricted period, and a participant will forfeit their restricted share units, without further obligation or action by the Company, if the participant does not remain in continuous employment of the Company for the restricted period or if any other conditions relating to the restricted share units are not met.

Performance Awards. A performance award is an award that is denominated in cash or shares of common stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the compensation committee, and payable at such time and in such form as determined by the compensation committee. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the compensation committee. Except as provided in the applicable award agreement, termination of employment prior to the end of any performance period will result in the forfeiture of the performance award. A participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution, except as the compensation committee may determine. A participant will not be entitled to receive dividends or to be credited with dividend equivalents on any performance awards at the time of any payment of dividends to shareholders on shares of common stock unless and until such award has vested, although such dividends may be accumulated and paid upon the vesting or settlement of the award as provided by the compensation committee.

Performance awards generally are subject to the achievement of performance goals determined by the compensation committee. Performance goals selected by the compensation committee may include one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units, business segments or divisions: (a) earnings before interest, taxes, depreciation and/or amortization; (b) operating income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed or investment; (e) net income; (f) earnings per share; (g) utilization; (h) gross profit; (i) stock price or total stockholder return; (j) customer growth; (k) debt reduction; (l) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or (m) any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be expressed to take into account the Company’s or business segment’s cost of capital, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets. The compensation committee may adjust any evaluation of performance (including making adjustments to performance targets) under criteria set forth in the Plan to exclude any of the following events that occur during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any items that are unusual in nature or infrequently occurring within the meaning of generally accepted accounting principles or other extraordinary items that are included in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, or (vi) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management.

Other Stock-Based Awards. The compensation committee is authorized to grant any other type of award that is denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The compensation committee will determine the terms and conditions of such awards, consistent with the terms of the Plan. A participant will not be entitled to receive dividends or to be credited with dividend equivalents on any other stock-based awards at the time of any payment of dividends to shareholders on shares of common stock unless and until such award has vested, although such dividends may be accumulated and paid upon the vesting or settlement of the award as provided by the compensation committee.

Non-Employee Director Awards. The board of directors may provide that all or a portion of a non-employee director’s annual retainer, meeting fees and/or other awards or compensation as determined by the board be payable in non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares (subject to the minimum vesting provisions described above), either automatically or at the option of the non-employee directors. The board will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the board. Notwithstanding anything in the Plan to the contrary, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director with respect to any calendar year, including equity awards granted and cash fees paid by the Company to such non-employee director, may not exceed five hundred thousand dollars ($500,000) in value, calculating the value of any equity awards granted during such calendar year based on the grant date fair value of such awards for financial reporting purposes. The board may make exceptions to the applicable limit for individual non-employee directors in extraordinary circumstances, such as where any such individual non-employee directors are serving on a special litigation or transactions committee of the board, as the board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation involving such non-employee director.

Termination of Employment or Service. The compensation committee will determine the terms and conditions that apply to any award upon the termination of employment or service with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations. Unless determined otherwise by the compensation committee, a transfer of a participant’s employment or other service-providing capacity (including board service) without an intervening period of separation of service from the Company and any affiliate or subsidiary will not be deemed a termination of employment or service. The compensation committee has discretion to determine that vesting of an award will continue while a participant is on an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the compensation committee otherwise so provides in writing. Such terms and conditions need not by the same with respect to all awards or participants.

Change in Control. Except as otherwise provided by the compensation committee at or after grant, no cancellation, accelerated vesting, accelerated exercisability, cash settlement or other payment will occur if the compensation committee determines that an award will be honored, assumed or replaced by an award of equivalent value meeting certain specific criteria immediately upon a change in control; provided, that such assumed awards must, among other requirements, (a) provide a participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under the outstanding award, and (b) have terms and conditions which provide that in the event that within twenty-four months following the Change in Control, the participant’s employment is involuntarily terminated for any reason other than for cause, or if the participant terminates their employment for good Reason, all of such participant’s awards shall be deemed immediately and fully exercisable and/or all restrictions shall lapse. If such awards are not assumed, then all outstanding awards will vest, become immediately exercisable or payable and have all restrictions lifted immediately upon a change in control. The compensation committee may provide prior to the occurrence of a change in control that upon its occurrence, an award may be canceled in exchange for a payment per share or unit in an amount based on the fair market value of the award with reference to the change in control. With respect to performance awards, unless otherwise provided in an award agreement or other documents governing a performance award, in the event of a change in control, (x) any outstanding performance awards relating to performance periods ending prior to the change in control which have been earned but not paid will become immediately payable, (y) all then-in-progress performance periods for outstanding performance awards will end, and all participants will be deemed to have earned an award based on actual performance during the shortened performance period or a pro rata amount of the target award opportunity based on the number of months that have elapsed during the performance period in question, and (z) if the award is assumed, such performance award shall convert into a time-based vesting award for such earned portion.

Amendment and Termination. The board of directors may amend, alter, suspend, discontinue or terminate the Plan or any portion of the Plan at any time, except that shareholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the board deems it desirable or necessary to comply. The compensation committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. However, without the approval of the Company’s shareholders, the compensation committee does not have the power to (a) amend the terms of previously granted stock options to reduce the exercise price per share of outstanding stock options or grant price of outstanding SARs, (b) cancel such options or SARs in exchange for cash or a grant of either substitute options or SARs with a lower exercise price per share or grant price, as applicable, than the cancelled award, or any other award, or (c) take any other action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the NYSE or such other principal securities exchange on which shares of the Company’s common stock is traded. The compensation committee also may not amend, alter or suspend a previously granted award in a manner that would materially and adversely affect the rights a participant without the participant’s consent.

Cancellation and Rescission of Shares. The board of directors or the compensation committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred award made to an officer under the Plan if (a) the board of directors or a board committee has determined that any fraud, negligence, or intentional misconduct was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), (b) the officer engaged in any fraud or misconduct that caused or contributed to the need for the restatement, and (c) the amount of compensation that would have been paid or payable to the officer pursuant to the award had the financial results been properly reported would have been lower than the amount actually paid or payable. An officer will be liable to the Company for the reimbursement of any bonus or incentive compensation paid to the officer, and for gains realized on the exercise of stock options or SARs under the circumstances described in this paragraph. In addition, any award granted under the Plan will be subject to mandatory repayment by the participant to the Company (i) to the extent set forth in any award agreement, (ii) to the extent such participant is, or in the future becomes, subject to (1) any “clawback” or recoupment policy adopted by the Company or any affiliate thereof to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (2) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

Other Terms of Awards. The Company may take action, including the withholding of amounts from any award made under the Plan, to satisfy withholding and other tax obligations. Except as permitted by the applicable award agreement, awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or as permitted by the compensation committee in its discretion.

Certain U.S. Federal Income Tax Consequences.

The following is a brief summary of certain U.S. federal income tax aspects of awards under the Plan based upon the U.S. federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and the exact tax consequences to any participant will depend upon his or her particular circumstances and other factors. Participants may also be subject to certain U.S. federal, state and/or local taxes and foreign taxes, which are not described herein. Plan participants are encouraged to consult their own tax advisors with respect to any state tax considerations or particular federal tax implications of awards granted under the Plan.

Non-qualified Stock Options. No income is generally recognized by the optionee at the time a non-qualified stock option is granted. Generally (i) at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the Company receives an income tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to employment taxes on the excess of the fair market value of the common stock received over the exercise price of the option.

Incentive Stock Options. No income is generally recognized by the optionee upon the grant or exercise of an incentive stock option (although the alternative minimum tax may apply to the exercise of an incentive stock option). If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be treated as a long-term capital loss to the optionee, and (ii) the Company will not be entitled to any deduction for federal income tax purposes.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability) under circumstances other than the death of the optionee.

Stock Appreciation Rights. The grant of a SAR with an exercise price equal to the fair market value of the common stock on the date of grant is not generally a taxable event to the participant or the Company. The exercise of a SAR will result in the participant recognizing ordinary income on the value of the SAR at the time of exercise. The Company will be allowed an income tax deduction for the amount of ordinary income recognized by a participant with respect to a SAR. A participant also will recognize capital gain or loss on the subsequent sale of any common stock acquired through the exercise of a SAR. For this purpose, the participant’s basis in the common stock is its fair market value at the time the SAR is exercised.

Restricted Shares. A participant who has been granted a restricted share award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to an income tax deduction at that time. Upon the vesting of shares subject to a restricted share award, the holder generally will recognize ordinary income in an amount equal to the then fair market value of those shares in excess of the amount paid, if any, for such shares, and the Company will be entitled to a corresponding income tax deduction. Gains or losses subsequently recognized by a participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting plus the amount, if any, paid for such shares.

Restricted Share Units. A participant who has been granted an award of restricted share units generally will not recognize taxable income at the time of grant, and we will not be entitled to an income tax deduction at that time. A participant generally will recognize ordinary income in an amount equal to the cash or the then fair market value of the shares received upon settlement of the restricted share units when such cash or shares are made available to the participant, and the Company generally will be entitled to an income tax deduction at that time. Gains or losses recognized by the participant upon disposition of any shares received upon settlement of an award of restricted share units generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time they were made available to the participant.

Other Stock-Based Awards. A participant who is granted any other stock-based award that is not subject to any vesting or forfeiture restrictions, will generally recognize, in the year of grant (or, if later, payment in case of stock units and similar awards), ordinary income equal to the fair market value of the cash or other property received. If such other stock-based award is subject to restrictions that do not allow for the delivery of shares or cash until a vesting condition has been satisfied, the participant would not generally recognize ordinary income until the date the vesting condition is satisfied and the shares or cash have been made available to the participant. The Company generally is entitled to an income tax deduction for the amount of ordinary income recognized by the participant with respect to the other stock-based award in the same year as the ordinary income is recognized by the participant.

Performance Awards. Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant. Participants receiving performance awards settled in shares of common stock will recognize ordinary income equal to the fair market value of the shares of common stock received as the performance goals are met and such shares vest, less any amount paid by the participant for the shares. The participant is also subject to capital gain or loss treatment on the subsequent sale of any of common stock received by a participant in connection with a performance award. Such participant’s tax basis in the stock generally is its fair market value at the time the shares become vested and are made available to the participant.

The Plan is not intended to be qualified under Section 401(a) of the Internal Revenue Code.

Plan Benefits

Because awards granted under the Plan will be made at the discretion of the compensation committee, the benefits that will be awarded under the Plan are not currently determinable, as it is not currently possible to determine the benefits or amounts that will be received by any individual or groups pursuant to the Plan in the future, or the benefits or amounts that would have been received by or allocated to any individual or groups for Fiscal 2020 if the Plan had been in effect. Information regarding the Company’s recent practices with respect to equity-based compensation is presented elsewhere in this proxy statement.

Equity Compensation Plan Information

The following table sets forth certain information concerning the 1996 Stock Incentive Plan, the 2005 Equity Incentive Plan, and the Prior Plan, previously approved by shareholders, at February 1, 2020. There are no equity compensation plans not approved by shareholders. For additional information concerning the Company’s equity compensation plans, see the discussion in Note 2 in the Notes to Consolidated Financial Statements – New

Accounting Pronouncements and Note 13 Share-Based Compensation Plans, included in the Company’s Annual Report on Form 10-K for the Fiscal Year ended February 1, 2020.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a))(2)
Equity compensation plans approved by security holders	1,800	$—	916,680
Equity compensation plans not approved by security holders	—	$—	—

Total	1,800	$—	916,680

(1)	Restricted stock units issued to certain employees at no cost.

(2)

Such shares may be issued as restricted shares or other forms of stock-based compensation pursuant to the Prior Plan. Represents the 916,680 shares of the Company’s common stock reserved for issuance under the Prior Plan, as reported in Note 9 to the Company’s consolidated financial statements included in Part II, Item 10 of the Company’s Annual Report on Form 10-K as filed with the SEC on April 1, 2020 (the “Form 10-K”) (due to ministerial error, the number of shares of Common Stock remaining available for issuance under the Prior Plan was inadvertently overstated by 34,440 shares in Part III, Item 12 of the Form 10-K).

The board of directors recommends a vote FOR the proposal to approve the Genesco Inc. 2020 Equity Incentive Plan. Proxies solicited by the board of directors will be so voted unless shareholders otherwise specify in their proxies.

AUDIT MATTERS

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee is responsible for the appointment, compensation, and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements and its process of internal control over financial reporting. The audit committee conducts an annual evaluation of the independent registered public accounting firm’s qualifications, performance, and independence. At its meeting on April 29, 2020, the audit committee appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021.

The audit committee exercises sole authority to approve all fees and terms associated with the retention of Ernst & Young. In addition to ensuring the regular rotation of the lead audit partner as required by law, the audit committee is involved in the selection of, and reviews and evaluates, the lead audit partner. The audit committee and the board believe that the continued retention of Ernst & Young to serve as the Company’s independent registered public accounting firm is in the best interest of the Company and its shareholders, and are submitting the appointment for shareholder ratification at the annual meeting. If shareholders do not ratify the firm’s appointment, the audit committee will reconsider the appointment. Even if the appointment is ratified, the audit committee may in its discretion choose a different independent registered public accounting firm at any time during the fiscal year if it determines that such an action would be in the best interest of the Company and its shareholders. Representatives of the firm are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Ernst & Young has served as the Company’s auditors since 2001.

The board of directors unanimously recommends a vote FOR ratification of this appointment and your proxy will be so voted unless you specify otherwise.

Audit Committee Report

The audit committee is composed of three independent directors as defined under the current rules of the NYSE and applicable SEC regulations. The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. The committee’s charter is available on the Company’s website, www.genesco.com. It is not the duty of the audit committee to prepare the Company’s consolidated financial statements, to plan or conduct audits of such financial statements, or to determine that the financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management has the primary responsibility for the consolidated financial statements and the financial reporting process, including the Company’s internal control over financial reporting and its disclosure controls and procedures. Ernst & Young, the Company’s independent registered public accounting firm, is responsible for auditing the Company’s (i) consolidated financial statements and expressing an opinion as to whether they fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles in the United States, and (ii) internal control over financial reporting and expressing an opinion as to its effectiveness.

In Fiscal 2020, the audit committee met 12 times, including four in-person meetings held in conjunction with regularly scheduled board meetings and eight telephonic meetings. Agendas are established by the chairman of the audit committee in consultation with management. Each meeting included participation by members of the

Company’s corporate and financial management team, generally including the chief executive officer, the chief financial officer, the chief accounting officer, the general counsel, and representatives of the internal audit department, and by representatives of the Company’s independent registered public accounting firm, Ernst & Young. In connection with the four in-person meetings, the committee met in separate private sessions with management, representatives of internal audit, and representatives of Ernst & Young.

In addition to reviewing and discussing with management and Ernst &Young the Company’s interim and annual consolidated financial statements filed on Forms 10-Q and 10-K, the audit committee also:

•	Reviewed and approved the internal audit plan for the fiscal year and regularly received updates on the status of the plan;

•	Reviewed with representatives of Ernst & Young the overall scope and strategy for their annual audits of the Company’s consolidated financial statements and internal control over financial reporting;

•

Reviewed and discussed with management the Company’s quarterly earnings press releases, including the earnings guidance estimates for the full fiscal year and the non-GAAP measures used by the Company;

•	Regularly discussed with Ernst & Young the matters required to be discussed under the standards of the Public Company Accounting Oversight Board;

•

Regularly received updates on management’s processes to assess the effectiveness of the Company’s internal control over financial reporting and discussed these processes with representatives of internal audit and Ernst & Young;

•	Received periodic updates from the Company’s chief information security officer and its senior vice president-strategy and shared services on the Company’s cybersecurity processes and initiatives;

•	Received regular updates from the Company’s general counsel on the status of litigation and legal compliance matters affecting the Company;

•

Received regular updates from the Company’s chief financial officer and treasurer on matters including the Company’s credit facilities, cash flow, and capital expenditures and on certain employee benefit plans; and

•

Received educational overviews and status reports from management and Ernst & Young on such topics as business combinations, significant new accounting standards to be implemented by the Company, and new auditing standards to be adopted by Ernst & Young.

The committee has discussed with Ernst & Young the factors which might be deemed to bear upon the firm’s independence from the Company and its management, including the matters in the written disclosures and the applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the audit committee concerning independence, which were reviewed by the committee. The committee considered, among other factors, the distribution of fees paid to the firm among those for audit services, those for audit-related services, those for tax services and all other fees, as described below under the caption “Fee Information,” and considered whether the provision of services other than the audit and audit-related services is compatible with Ernst & Young’s independence.

In reliance on the reviews and discussions described in this report, the committee recommended to the board of directors, and the board of directors approved, inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020, filed with the SEC on April 1, 2020.

By the Committee:

Kevin P. McDermott, Chairperson

Marty G. Dickens

Kathleen Mason

The foregoing report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Fee Information

The following table sets forth summary information regarding fees for services by the Company’s independent registered public accounting firm during Fiscal 2020 and Fiscal 2019.

	Fiscal 2020	Fiscal 2019
Audit Fees	$1,401,785	$1,734,680
Audit-Related Fees	-0-	10,930
Tax Fees — Total	528,319	720,665
Tax compliance	339,535	421,894
Tax planning and advice	188,784	298,771
All Other Fees	5,200	5,200

Audit Fees

Audit fees include fees paid by the Company to Ernst & Young LLP in connection with annual audits of the Company’s consolidated financial statements, internal controls over financial reporting, and their review of the Company’s interim financial statements. Audit fees also include fees for services performed by the independent registered public accounting firm that are closely related to the audit and in many cases could be provided only by the Company’s independent registered public accounting firm.

Audit-Related Fees

Audit-related services included landlord certificates for Fiscal 2019.

Tax Fees

Tax fees include fees paid by the Company primarily for compliance services and also for planning and advice for Fiscal 2020 and Fiscal 2019.

All Other Fees

In both Fiscal 2020 and Fiscal 2019, the Company paid other fees to Ernst & Young LLP for access to an online accounting and auditing information resource.

Pre-Approval Policy

The audit committee has adopted a policy pursuant to which it pre-approves all services to be provided by the Company’s independent registered public accounting firm and a maximum fee for such services. As permitted by the policy, the committee has delegated authority to its chairman to pre-approve services the fees for which do not exceed $100,000, subject to the requirement that the chairman report any such pre-approval to the audit committee at its next meeting.

All fees paid to the Company’s independent registered public accounting firm in Fiscal 2020 were pre-approved in accordance with the policy.

PROPOSALS FOR THE 2021 ANNUAL MEETING

Proposals of shareholders intended for inclusion in the proxy material for the 2021 annual meeting of shareholders must be received at the Company’s offices at Genesco Park, 1415 Murfreesboro Pike, Nashville, Tennessee 37217, attention of the Corporate Secretary, no later than January 15, 2021.

In addition, the Company’s Bylaws contain an advance notice provision requiring that, if a shareholder’s proposal is to be brought before and considered at the next annual meeting of shareholders, such shareholder must provide timely written notice thereof to the Secretary of the Company. In order to be timely, the notice must be delivered to or mailed to the Corporate Secretary of the Company and received at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the meeting (or, if less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made). In the event that a shareholder proposal intended to be presented for action at the next annual meeting is not received timely, then the persons designated as proxies in the proxies solicited by the board of directors in connection with the annual meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the annual meeting.

FINANCIAL STATEMENTS AVAILABLE

A copy of the Company’s annual report to shareholders containing audited financial statements accompanies this proxy statement. The annual report does not constitute a part of the proxy solicitation material.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020, excluding certain of the exhibits thereto, may be obtained, without charge, by any shareholder, upon written request to Corporate Secretary, Genesco Inc., Genesco Park, 1415 Murfreesboro Pike, Suite 490, Nashville, Tennessee 37217.

APPENDIX A

GENESCO INC.

2020 EQUITY INCENTIVE PLAN

Section 1. Purpose.

This plan shall be known as the “Genesco Inc. 2020 Equity Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of Genesco Inc., a Tennessee corporation (the “Company”), its Subsidiaries and its stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

(b) “Alternative Award” has the meaning set forth in Section 13.3 hereof.

(c) “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award (whether cash or Share-based) granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish or which are required by applicable legal requirements.

(d) “Award Agreement” shall mean any written agreement (including electronically written), contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(e) “Beneficial Ownership” (including correlative terms) shall have the meaning given such term in Rule 13d-3 promulgated under the Exchange Act.

(f) “Board” shall mean the Board of Directors of the Company.

(g) “Cause” shall mean, unless otherwise defined in the applicable Award Agreement, (i) the engaging by the Participant in willful misconduct that is injurious (financially, reputationally or otherwise) to the Company or its Subsidiaries or Affiliates, (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant, (iii) the Participant’s having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony, or a crime that constitutes a misdemeanor involving moral turpitude, (iv) the material breach by the Participant of any written covenant or agreement with the Company not to disclose any information pertaining to the Company and/or its Affiliates, or (v) the material breach by the Participant of the Company’s code of conduct, or any material provision of the any written Company policies, whether currently in effect or later adopted. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

(h) “Change in Control” unless otherwise defined in an Award Agreement, shall mean any of the following events:

(i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, acquired Beneficial Ownership of the Company’s securities having 25% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition;

(ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, contested election or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor company or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction is held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;

(iii) during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds (2/3rds) of the Directors of the Company then still in office who were (i) Directors of the Company at the beginning of any such period, and (ii) not initially (a) appointed or elected to office as result of either an actual or threatened election and/or proxy contest by or on behalf of a Person other than the Board, or (b) designated by a Person who has entered into an agreement with the Company to effect a transaction described in (i) or (ii) above or (iv) or (v) below;

(iv) a complete liquidation or dissolution of the Company; or

(v) the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, (I) a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company as a result of the acquisition of voting securities of the Company by the Company which, by reducing the number of voting securities of the Company then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if the Subject Person becomes the Beneficial Owner of any new or additional voting securities of the Company in a related transaction or after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional voting securities of the Company which in either case increases the percentage of the then outstanding voting securities of the Company Beneficially Owned by the Subject Person, then a Change in Control shall be deemed to occur; and (II) in no event shall a Change in Control be defined in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a Change in Control of the Company (e.g., upon the announcement, commencement, or stockholder approval of any event or transaction that, if completed, would result in a Change in Control of the Company).

Solely for the purpose of determining the timing of any payments pursuant to any Awards constituting a “deferral of compensation” subject to Section 409A of the Code, a Change in Control shall be limited to a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations.

(i) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(j) “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof, or such other committee designated by the Board to administer the Plan.

(k) “Consultant” shall mean any consultant to the Company or its Subsidiaries or Affiliates who is a natural person.

(l) “Director” shall mean a member of the Board.

(m) “Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.

(n) “Effective Date” shall have the meaning provided in Section 16.1 of the Plan.

(o) “Employee” shall mean a Person who is an employee of the Company or of any Subsidiary or Affiliate.

(p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(q) “Fair Market Value” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the New York Stock Exchange, or any other such exchange or market as is the principal trading market for the Shares, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported (or in either case, such other price based on actual trading on the applicable date that the Committee determines is appropriate), or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith and by the reasonable application of a reasonable valuation method by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

(r) “Good Reason” shall have the definition given such term in a Participant’s Award Agreement, or in the absence of such definition, as determined in good faith by the Committee, and with respect to any award constituting a deferral of compensation within the meaning of Section 409A of the Code, consistent with the provisions thereof.

(s) “Grant Price” means the price established at the time of grant of a SAR pursuant to Section 6 used to determine whether there is any payment due upon exercise of the SAR.

(t) “Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(u) “Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under the Plan and is not an Incentive Stock Option.

(v) “Non-Employee Director” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary of the Company.

(w) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(x) “Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

(y) “Other Stock-Based Award” shall mean any Award granted under Sections 9 or 10 of the Plan. For purposes of the share counting provisions of Section 4.1 hereof, an Other Stock-Based Award that is not settled in cash shall be treated as (i) an Option Award if the amounts payable thereunder will be determined by reference to the appreciation of a Share, and (ii) a Restricted Share Award if the amounts payable thereunder will be determined by reference to the full value of a Share.

(z) “Participant” shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.

(aa) “Performance Award” shall mean any Award granted under Section 8 of the Plan. For purposes of the share counting provisions of Section 4.1 hereof, a Performance Award that is not settled in cash shall be treated as (i) an Option Award if the amounts payable thereunder will be determined by reference to the appreciation of a Share, and (ii) a Restricted Share Award if the amounts payable thereunder will be determined by reference to the full value of a Share.

(bb) “Performance Period” means the period over which a performance goal underlying a Performance Award shall be evaluated.

(cc) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(dd) “Prior Plan” shall mean the Second Amended and Restated Genesco Inc. 2009 Equity Incentive Plan.

(ee) “Restricted Period” shall mean the period over which a Restricted Share, Restricted Share Unit or Performance Award shall vest.

(ff) “Restricted Share” shall mean any Share granted under Sections 7 or 10 of the Plan.

(gg) “Restricted Share Unit” shall mean any unit granted under Sections 7 or 10 of the Plan.

(hh) “Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, the Participant’s voluntary termination of employment on or after such Participant’s 65th birthday.

(ii) “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

(jj) “Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

(kk) “Shares” shall mean shares of the common stock, $1.00 par value, of the Company.

(ll) “Share Reserve” has the meaning set forth in Section 4.1 of the Plan.

(mm) “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value of such Share on the date of exercise over the Grant Price applicable to such SAR.

(nn) “Subsidiary” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

(oo) “Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

(pp) “Vesting Period” means the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

Section 3. Administration.

3.1 Authority of Committee.   The Plan shall be administered, construed and interpreted by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, that the Board may, in its sole discretion, take any action designated to the Committee under this Plan as it may deem necessary; provided further, with respect to Awards to Non-Employee Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to:

(i) designate Participants, determine eligibility for participation in the Plan and decide all questions concerning eligibility for and the amount of Awards under the Plan;

(ii) determine the type or types of Awards to be granted to a Participant;

(iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards;

(iv) determine the timing, terms, and conditions of any Award;

(v) accelerate the time at which all or any part of an Award may be settled or exercised;

(vi) determine whether, to what extent, and under what circumstances, Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(viii) grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate;

(ix) grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the Incentive Stock Option rules under Section 422 of the Code and the nonqualified deferred compensation rules under Section 409A of the Code, where applicable;

(x) make all determinations under the Plan concerning the termination of any Participant’s employment or service with the Company or a Subsidiary or Affiliate, including whether such termination occurs by reason of Cause, Good Reason, Disability, Retirement, or in connection with a Change in Control and whether a leave constitutes a termination of employment;

(xi) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(xii) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award;

(xiii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(xiv) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Award.

3.2 Committee Discretion Binding.   Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.3 Delegation.   Subject to the terms of the Plan, the Committee’s charter and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section; provided, however, that the resolution authorizing any executive officer to grant Awards pursuant to the preceding sentence shall specify the total number of Shares subject to Awards that such executive officer may so grant. The Committee delegates the authority for ministerial administration of the Plan and awards made under the Plan to the Company.

3.4 No Liability.   The Board or the Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons. The Board, the Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee or Board, nor any employee or representative of the Company shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards, and all such members of the Committee and the Board, employees and representatives shall be fully protected and indemnified to the greatest extent permitted by applicable law by the Company with respect to any such action, determination or interpretation.

Section 4. Shares Available For Awards.

4.1 Shares Available.

(a) Subject to the provisions of Section 4.2 below and the share counting provisions in this Section 4.1, the maximum aggregate number of Shares authorized for Awards granted under the Plan is one million eight hundred thirty-one thousand one hundred twenty (1,831,120) Shares, less one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted after February 1, 2020 and prior to the Effective Date under the Prior Plan and one and seventy-two one hundredths (1.72) Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after February 1, 2020 and prior to the Effective Date under the Prior Plan (the “Share Reserve”). Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and seventy-two one hundredths (1.72) Shares for every one (1) Share granted. The number of Shares with respect to which Incentive Stock Options may be granted shall be no more than 1,831,120. After the Effective Date, no awards may be granted under the Prior Plan.

(b) If any Award granted under this Plan or any award granted under the Prior Plan shall expire, terminate, be settled in cash (in whole or in part) or otherwise be forfeited or canceled for any reason, in each case after February 1, 2020 and before it has vested or been exercised in full, each Share subject to such Award (or award) shall, to the extent of such expiration, cash settlement, forfeiture, or termination, increase the Share Reserve as provided in Section 4.1(c). In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or an award other than an option or stock appreciation right granted under the Prior Plan, are satisfied after February 1, 2020 by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, each Share so tendered or withheld shall increase the Share Reserve as provided in Section 4.1(c). Notwithstanding the foregoing, the following Shares will not again become available for Awards under the Plan: (1) Shares tendered or withheld in payment of the Option Price of an Option (or the option price of an option granted under the Prior Plan), (2) Shares tendered or withheld to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right (or an option or stock appreciation granted under the Prior Plan), (3) Shares repurchased by the Company with proceeds received from the exercise of an Option (or the exercise price of an option granted under the Prior Plan), and (4) Shares subject to an SAR (or a stock appreciation right granted under the Prior Plan) that are not issued in connection with the Share settlement of that SAR (or stock appreciation right granted under the Prior Plan) upon its exercise. The Committee may make such other determinations not inconsistent with this Section 4.1(b) regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law.

(c) Any Shares that again become available for grant or otherwise increase the Share Reserve pursuant to this Section 4.1 shall be added back as (i) one (1) Share if such Shares were subject to an Option or SAR (or after February 1, 2020, an option or stock appreciation right granted under the Prior Plan), and (ii) one and seventy-two one hundredths (1.72) Shares if such Shares were subject to Awards other than Options or SARs (or after February 1, 2020, awards other than options or stock appreciation rights granted under the Prior Plan).

4.2 Adjustments.   In the event that any dividend (other than regular, recurring dividends) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall in an equitable and proportionate manner as determined by the Committee (and, as applicable, in such manner as is consistent with 422 and 409A of the Code and the regulations thereunder) either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; and (3) the grant or exercise price with respect to any Award under the Plan; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of such Award.

4.3 Substitute Awards.   Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired company shall not reduce the Share Reserve, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided in Section 4.1(b) above. Additionally, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 4.1(b) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors of the Company prior to such acquisition or combination.

4.4 Minimum Vesting Period.   Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash Awards and (iii) Awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting); provided, that, the Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the Share Reserve (subject to adjustment under Section 4.2); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, Disability or a Change in Control, in the terms of the Award or otherwise.

Section 5. Eligibility.

Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 10.

Section 6. Stock Options and Stock Appreciation Rights.

6.1 Grant.   The grant of an Option shall take place when the Committee by resolution, written consent or other appropriate action determines to grant such Option for a particular number of Shares to a particular Participant at a particular Option Price. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option. The provisions of Option Awards need not be the same with respect to each Participant. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. To the extent an Option does not qualify as an Incentive Stock Option for any reason, such Option shall be treated as a Non-Qualified Stock Option.

6.2 Price.   The Committee in its sole discretion shall establish the Option Price at the time each Option is granted and the Grant Price at the time each SAR is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Except with respect to Substitute Awards, SARs may not have a Grant Price less than the Fair Market Value of a Share on the date of grant. In the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.2 of the Plan in the form of Options, such grants shall have an Option Price per Share that is intended to maintain the economic value of the Award that was replaced or adjusted, as determined by the Committee. Except as required by the provisions of Section 4.2 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options or SARs to reduce the Option Price of outstanding Options or the Grant Price of outstanding SARs, (ii) cancel such Options or SARs when the Option Price or Grant Price exceeds the Fair Market Value of one Share in exchange for cash or a grant of either substitute Options or SARs with a lower Exercise Price or Grant Price than the cancelled Award, or any other Award (other than in connection with a Change in Control), or (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the New York Stock Exchange or such other principal securities exchange on which the Shares are traded, in each case without the approval of the Company’s shareholders.

6.3 Term.   Each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement; provided, that no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

6.4 Exercise.

(a) Subject to Section 4.4, each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(b) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.

(c) Payment of the Option Price shall be made in (i) cash or cash equivalents, or, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the Participant, valued at the Fair Market Value of such Shares on the date of exercise (or next preceding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of (i) or (ii), or (iv) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with applicable laws or (y) withholding Shares (net-exercise) otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price. Until the optionee has been issued the Shares subject to such exercise, the optionee shall possess no rights as a stockholder with respect to such Shares. Notwithstanding the foregoing, permitted exercise methods may be limited by the terms of the individual Award Agreement or by the Committee at any time.

(e) At the Committee’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, Shares or a combination of cash and Shares.

6.5 Termination of Employment or Service.   Except as otherwise provided in the applicable Award Agreement at or after grant, an Option may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the grant date of such Option and ending on the date of exercise of such Option the Participant is and has been an Employee, Non-Employee Director or Consultant.

6.6 Ten Percent Stock Rule.   Notwithstanding any other provisions in the Plan, if on a grant date, the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

6.7 Transferability of Options.   Except as provided in this Section 6.7, no Options or SARs shall be transferable otherwise than by will or the laws of descent and distribution or exercisable during the lifetime of the Participant by anyone other than the Participant. An Award Agreement may provide that a Non-Qualified Stock Option or SAR granted to a Participant may be transferred by such Participant to a Permitted Transferee (as defined below), provided that (i) such Non-Qualified Stock Option or SAR shall be fully vested; (ii) there is no consideration for such transfer (other than receipt by the Participant of interest in an entity that is a Permitted Transferee); (iii) the Participant (or such Participant’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Non-Qualified Stock Option or SAR; (iv) the Participant shall notify the Company in writing prior to such transfer and disclose to the Company the name and address of the Permitted Transferee and the relationship of the Permitted Transferee to the Participant; and (v) such transfer shall be effected pursuant to transfer documents in a form approved by the Company. A Permitted Transferee may not further assign or transfer any Non-Qualified Stock Option or SAR otherwise than by will or the laws of descent and distribution. Following the transfer of a Non-Qualified Stock Option or SAR to a Permitted Transferee, such Non-qualified Stock

Option or SAR shall continue to be subject to the same terms and conditions that applied to it prior to the transfer by the Participant (including, without limitation, the Plan and the applicable Award Agreement), except that it shall be exercisable by the Permitted Transferee to whom such transfer was made rather than by the transferring Participant. For the purposes of the Plan, the term “Permitted Transferee” means, with respect to a Participant, (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Participant, including adoptive relationships, and (ii) a trust, partnership or other entity in which the Participant or the persons described in clause (i) above have more than fifty percent of the beneficial interest.

Section 7. Restricted Shares And Restricted Share Units.

7.1 Grant.   Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan. Subject to Section 4.4, the provisions of Restricted Share and Restricted Share Unit Awards need not be the same with respect to all Participants. The Award Agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse (the “Restricted Period”). If the Committee so determines, the restrictions may lapse during such Restricted Period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

7.2 Restricted Shares.   At the time of the grant of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner.

(a) Dividends and Other Distributions.   Prior to the lapse of any applicable transfer restrictions, Participants holding Restricted Shares shall have the right to receive any cash dividends paid with respect to such Shares while they are so held, unless determined otherwise by the Committee and set forth in the Award Agreement; provided, however, that any Shares, cash or any other property distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be accumulated or credited, and shall be subject to the same restrictions and risk of forfeiture as such Restricted Shares with respect to which they relate and shall be paid only if and to the extent the underlying Award vests.

(b) Other Rights.   Unless otherwise provided in the applicable Award Agreement, the grantee shall have all other rights of a stockholder with respect to the Restricted Shares, including the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate (or other book entry) until the expiration of the Restricted Period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such Restricted Period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment or service with the Company, a Subsidiary or Affiliate for the entire Restricted Period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met.

(c) Termination of Restrictions.   At the end of the Restricted Period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be (or, in the case of book-entry Shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, in book-entry form).

7.3 Restricted Share Units.   Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, and subject to Section 4.4, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Unless otherwise provided in a Restricted Share Unit Award Agreement, a Participant will not be entitled to receive dividend equivalent rights in respect of Restricted Share Units at the time of any payment of dividends to stockholders on Shares; provided, that in no event shall a Participant receive dividends on unvested Restricted Share Units until such Awards have vested, though such dividends may be accumulated, in cash or as Shares, in each case subject to the same risk of forfeiture and paid concurrently with the vesting or settlement of the underlying Restricted Share Units. Except as otherwise determined by the Committee at or after grant, (i) Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and (ii) all Restricted Share Units and all rights of the grantee to such Restricted Share Units and the underlying Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous service or employment of the Company, a Subsidiary or an Affiliate for the entire Restricted Period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

Section 8. Performance Awards.

8.1 Grant.   The provisions of Performance Awards need not be the same with respect to all Participants. A Performance Award may consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares or Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such Performance Periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

8.2 Terms and Conditions.   Subject to the terms of the Plan (including Section 4.4) and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. The Committee may amend specific provisions of the

Performance Award consistent with the terms of the Plan. In the event the Committee provides for dividends or dividend equivalents to be payable with respect to any Performance Awards denominated in Shares, any Shares, cash or any other property distributable as a dividend or otherwise with respect to such Performance Awards as to which the restrictions have not yet lapsed (and/or performance goals have not been satisfied) shall be accumulated or credited, and shall be subject to the same restrictions and risk of forfeiture as such Performance Awards and shall not be paid until and unless the underlying Performance Awards vest.

8.3 Payment of Performance Awards.   Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with the procedures established by the Committee, on a deferred basis. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

8.4 Termination of Employment or Service.   Except as otherwise provided in the applicable Award Agreement at or after grant, if during a Performance Period a Participant’s employment or service with the Company, a Subsidiary, or an Affiliate terminates, then such Participant shall not be entitled to any payment with respect to the Performance Awards relating to such Performance Period. Such provisions shall be determined in the sole discretion of the Committee, not need be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for the termination of employment.

Section 9. Other Stock-Based Awards.

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which may consist of any right that is an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award; provided that in the event the Committee provides for dividends or dividend equivalents to be payable with respect to any Other Stock-Based Awards denominated in Shares, any Shares, cash or any other property distributed as a dividend or otherwise with respect to such Other Stock-Based Awards as to which the restrictions have not yet lapsed (and/or performance goals have not been satisfied) shall be accumulated or credited, and shall be subject to the same restrictions and risk of forfeiture as such Other Stock-Based Awards and shall not be paid until and unless the underlying Other Stock-Based Awards vest..

Section 10. Non-Employee Director Awards.

10.1 Awards.   The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares (subject to Section 4.4). The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

10.2 Applicable Limits.   Notwithstanding anything herein to the contrary, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including equity Awards granted and cash fees paid by the Company to such Non-Employee Director, shall not exceed five hundred thousand dollars ($500,000) in value, calculating the value of any equity Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes. The Board may make exceptions to the applicable limit in this Section 10.2 for individual Non-Employee Directors in extraordinary circumstances, such as where any such individual Non-Employee Directors are serving on a special litigation or transactions committee of the Board, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation involving such Non-Employee Director.

Section 11. Provisions Applicable Performance Awards.

The Committee may grant Performance Awards based upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below, or related to any other performance goals as the Committee shall select, in its sole discretion. Performance goals may include one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:

(a)	earnings before interest, taxes, depreciation and/or amortization;

(b)	operating income or profit;

(c)	operating efficiencies;

(d)	return on equity, assets, capital, capital employed or investment;

(e)	net income;

(f)	earnings per share;

(g)	utilization;

(h)	gross profit;

(i)	stock price or total stockholder return;

(j)	customer growth;

(k)	debt reduction;

(l)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or

(m)	any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be expressed to take into account the Company’s or business segment’s cost of capital, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may provide for the adjustment of any evaluation of performance, including making adjustments to the performance targets, under criteria set forth in this Section 11 to exclude events that occur during a Performance Period, including but not limited to: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any items that are unusual in nature or infrequently occurring within the meaning of generally accepted account principles or other extraordinary items that are included in in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (vi) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management.

Section 12. Termination Of Employment Or Service.

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment or service with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe. For purposes of the Plan, unless the Committee determines otherwise, a transfer of a Participant’s employment or other service-providing capacity (including to service on the Board) without an intervening period of separation of service from the Company and any Affiliate or Subsidiary shall not be deemed a termination of employment or service. The Committee has discretion to determine that vesting of an Award will continue while a Participant is on an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing. Such terms and conditions need not be the same with respect to all Awards or all Participants.

Section 13. Change In Control.

13.1 Assumed Awards.   Except as otherwise provided by the Committee at or after grant, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option, SAR, Restricted Share, Restricted Share Unit, Performance Award and/or Other Stock-Based Award if the Committee reasonably determines prior to the occurrence of a Change in Control that such Option, SAR, Restricted Share, Restricted Share Unit, Performance Award and/or Other Stock-Based Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Assumed Award”), by a Participant’s employer (or the parent or an affiliate of such employer) immediately following the Change in Control; provided that any such Assumed Award must:

(a) be based on stock that is traded on an established securities market;

(b) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, SAR, Restricted Share, Restricted Share Unit, Performance Award (after applying Section 13.3) and/or Other Stock-Based Award, including, but not limited to, an identical or better exercise or vesting schedule;

(c) have substantially equivalent value to such Option, SAR, Restricted Share, Restricted Share Unit, Performance Award and/or Other Stock-Based Award (determined at the time of the Change in Control); and

(d) have terms and conditions which provide that in the event that within twenty-four months following the Change in Control, the Participant’s employment is involuntarily terminated for any reason other than for Cause, or if the Participant terminates his or her employment for Good Reason, all of such Participant’s Options, SARs, Restricted Shares, Restricted Share Units, Performance Awards and/or Other Stock-Based Award shall be deemed immediately and fully exercisable and/or all restrictions shall lapse, and shall be settled for a payment per each share of stock subject to the Assumed Award in cash, in immediately transferable, publicly traded securities, or in a combination thereof, in an amount equal to (i) the Fair Market Value of such stock on the date of the Participant’s termination (with respect to any Restricted Shares, Restricted Share Units, earned Performance Awards and/or Other Stock-Based Awards (if applicable)), or (ii) the excess of the Fair Market Value of such stock on the date of the Participant’s termination over the corresponding exercise or base price per share, if any (with respect to any Option, SARs and/or Other Stock-Based Award (if applicable)).

13.2 Awards not Assumed.   In the event an Award does not constitute an Assumed Award in connection with a Change in Control as provided in Section 13.1, in the event of a Change in Control, each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR, and the Restricted Period shall lapse as to each Restricted Share, Restricted Share Unit and Other Stock-Based Award then outstanding. In connection with such a Change in Control, the Committee may, in its discretion, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, provide that each Option, SAR, Restricted Share, Restricted Share Unit and/or Other Stock-Based Award shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment per share/unit in an amount based on Fair Market Value of the Award with reference to the Change in Control, which amount may be zero (0) if applicable.

13.3 Performance Awards.   Unless otherwise provided in an Award Agreement or other documents governing a Performance Award, in the event of a Change in Control, (a) any outstanding Performance Awards relating to Performance Periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (b) all then-in-progress Performance Periods for Performance Awards that are outstanding shall end, and all Participants shall be deemed to have earned an award based on actual performance during the shortened performance period or a pro rata amount of the target award opportunity based on the number of months that have elapsed during the Performance Period in question, and (c) such Performance Award shall convert into a time-based vesting Award for such earned portion that shall be subject to Section 13.1 or 13.2 as applicable.

13.4 No Implied Rights; Other Limitations.   No Participant shall have any right to prevent the consummation of any of the acts described in Section 4.2 or this Section 13 affecting the number of Shares available to, or other entitlement of, such Participant under the Plan or such Participant’s Award. Any actions or determinations of the Committee under this Section 13 need not be uniform as to all outstanding Awards, nor treat all Participants identically. Notwithstanding the adjustments described in Section 13.1, any changes to Incentive Stock Options pursuant to this Section 13 shall, unless the Committee determines otherwise, only be effective to the extent such adjustments or changes do not cause a “modification” (within the meaning of Section 424(h)(3) of the Code) of such Incentive Stock Options or otherwise adversely affect the tax status of such Incentive Stock Options.

13.5. Termination, Amendment, and Modifications of Change in Control Provisions.   Notwithstanding any other provision of the Plan or any Award Agreement provision, the provisions of this Section 13 may not be terminated, amended, or modified on or after the date of a Change in Control to materially impair any Participant’s Award theretofore granted and then outstanding under the Plan without the prior written consent of such Participant.

Section 14. Amendment And Termination.

14.1 Amendments to the Plan.   The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

14.2 Amendments to Awards.   Subject to the restrictions and shareholder approval requirements set forth in Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall require the consent of the affected Participant, holder or beneficiary.

14.3 Cancellation and Rescission of Awards.   The Board or the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards of an officer at any time if (a) the Board, or an appropriate committee thereof has determined that any fraud, negligence, or intentional misconduct was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), (b) the Participant engaged in any fraud or misconduct that caused or contributed to the need for the restatement, and (c) the amount of compensation that would have been paid or payable to the Participant pursuant to the Award had the financial results been properly reported would have been lower than the amount actually paid or payable. A Participant shall be liable to the Company for the reimbursement of any bonus or incentive compensation paid to the Participant, and for gains realized on the exercise of stock options or SARs, under the circumstances described in (a) to (c) of this Section 14.3.

In addition, any Award granted pursuant to this Plan shall be subject to mandatory repayment by the Participant to the Company (i) to the extent set forth in any Award Agreement, (ii) to the extent that such Participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any Affiliate thereof to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

Section 15. General Provisions.

15.1 Limited Transferability of Awards.   Except as otherwise provided in the Plan or in an Award Agreement at or after grant, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution; provided, that in no event shall any transfer for value be permitted. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

15.2 Dividend Equivalents.   Except as otherwise provided in the Plan, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property. In the event the Committee provides for dividends or dividend equivalents to be payable with respect to any Awards denominated in Shares, any Shares, cash or any other property distributable as a dividend or otherwise with respect to such Awards as to which the restrictions have not yet lapsed (and/or performance goals have not been satisfied) shall be accumulated or credited, and shall be subject to the same restrictions and risk of forfeiture as such Awards with respect to which they relate and shall not be paid unless and only to the extent the underlying Awards vest. The total number of Shares available for grant under Section 4.1 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance-Based Awards. Notwithstanding the foregoing (but subject to Section 4.2), neither dividends nor dividend equivalents may be payable with respect to Options or SARs.

15.3 No Rights to Awards.   No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.4 Share Certificates.   All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate (or, if any such Shares or securities are in book-entry form, such book-entry balances and confirmation and account statements with respect thereto) delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates (or confirmation and account statements for book-entry Shares) to make appropriate reference to such restrictions.

15.5 Withholding Taxes.   The Company, a Subsidiary or an Affiliate shall be entitled to: (a) withhold and deduct from future wages or other compensation of a Participant (or from other amounts that may be due and owing to a Participant from the Company, Subsidiary or Affiliate), including all payments under this Plan, or make other arrangements for the collection of (including through the sale of Shares otherwise issuable pursuant to the applicable Award), all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements attributable to an Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Award or a disqualifying disposition of Common Stock received upon exercise of an Incentive Stock Option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Award. To the extent specified by the Committee, withholding may be satisfied by withholding Shares to be received upon exercise or vesting of an Award or by delivery to the Company of previously owned Shares, in each case (x) as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, and (y) based on the Fair Market Value of the Shares on the wage payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. In addition, the Company may reasonably delay the issuance or delivery of Shares pursuant to an Award as it determines appropriate to address tax withholding and other administrative matters.

15.6 Compliance with Section 409A of the Code.   No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code and the Regulations promulgated thereunder (“Section 409A”) unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A. With respect to the payment of any Award that constitutes a deferral of compensation within the meaning of Section 409A, references to the Participant’s “termination of employment” shall be deemed to refer to the date upon which the Participant has experienced a “separation from service” within the meaning of Section 409A. In the event that it is reasonably determined by the Board or the Committee that, as a result of Section 409A, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of employment. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the first day following the close of the applicable Performance Period and the last day of the “applicable 2 1⁄2 month period” as defined therein. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest, or penalties that Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

15.7 Award Agreements.   Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agrees to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

15.8 No Limit on Other Compensation Arrangements.   Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

15.9 No Right to Employment.   The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

15.10 No Rights as Stockholder.   Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

15.11 Data Privacy.   As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and Affiliates may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries and Affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and its Subsidiaries and Affiliates may each further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

15.12 Governing Law; International Participants

(a) The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

(b) In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary or Affiliate outside of the United States of America or who provide services to the Company or any Subsidiary or Affiliate under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders.

15.13 Severability.   If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.14 Other Laws.   The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

15.15 No Trust or Fund Created.   Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.16 Headings.   Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 16. Term Of The Plan.

16.1 Effective Date.   The Plan shall be effective upon the approval of the Board and the Company’s stockholders (such approval date, the “Effective Date”).

16.2 Expiration Date.   No new Awards shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Effective Date.

NOTICE OF

ANNUAL MEETING

AND

PROXY STATEMENT

Annual Meeting

of Shareholders

June 25, 2020

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Online
Go to www.envisionreports.com/GCOB or scan the QR code — login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/GCOB

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, and FOR Proposals 2, 3 and 4.

1.	Election of Directors:
	01 - Joanna Barsh 04 - Thurgood Marshall, Jr. 07 - Mimi E. Vaughn	02 - Matthew C. Diamond 05 - Kathleen Mason	03 - Marty G. Dickens 06 - Kevin P. McDermott

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05	06	07
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Say on Pay - an advisory vote on the approval of executive compensation.	☐	☐	☐	4.	Ratification of Independent Registered Public Accounting Firm.	☐	☐	☐

3.	Approval of the Genesco Inc. 2020 Equity Incentive Plan.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournments or postponements thereof.
B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, administrator, trustee or guardian, please sign in full corporate name by duly authorized officer. By signing, you revoke all proxies heretofore given.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

The 2020 Annual Meeting of Shareholders of Genesco Inc. will be held virtually on

June 25, 2020 at 10:00 a.m. Central Time, via the internet at www.meetingcenter.io/271553396.

To access the meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — GCO2020.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/GCOB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting on June 25, 2020

The undersigned hereby constitutes and appoints Mimi E. Vaughn and Scott E. Becker, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GENESCO INC. to be held on June 25, 2020, and at any adjournment or postponement thereof, on all matters coming before the meeting.

You are encouraged to specify your choice by marking the appropriate boxes. SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations, though you must sign and return this card or vote by Internet or telephone if you wish your shares to be voted.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be voted on reverse side.)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

∎

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, and FOR Proposals 2, 3 and 4.

+
1.	Election of Directors:
	01 - Joanna Barsh 04 - Thurgood Marshall, Jr. 07 - Mimi E. Vaughn	02 - Matthew C. Diamond 05 - Kathleen Mason	03 - Marty G. Dickens 06 - Kevin P. McDermott

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees
			01	02	03	04	05	06	07
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.		☐	☐	☐	☐	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Say on Pay - an advisory vote on the approval of executive compensation.	☐	☐	☐	4.	Ratification of Independent Registered Public Accounting Firm.	☐	☐	☐

3.	Approval of the Genesco Inc. 2020 Equity Incentive Plan.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournments or postponements thereof.
B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, administrator, trustee or guardian, please sign in full corporate name by duly authorized officer. By signing, you revoke all proxies heretofore given.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — GENESCO INC.

Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting on June 25, 2020

The undersigned hereby constitutes and appoints Mimi E. Vaughn and Scott E. Becker, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GENESCO INC. to be held on June 25, 2020, and at any adjournment or postponement thereof, on all matters coming before the meeting.

You are encouraged to specify your choice by marking the appropriate boxes. SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations, though you must sign and return this card or vote by Internet or telephone if you wish your shares to be voted.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be voted on reverse side.)